UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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AMSURG CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMSURG CORP.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 26, 2016

To our Shareholders:

The 2016 annual meeting of shareholders of AmSurg Corp. will be held on May 26, 2016, at 8:00 a.m., central daylight savings time, at our corporate headquarters at 1A Burton Hills Boulevard, Nashville, Tennessee 37215 for the following purposes:

1.	To elect three directors in Class I for a term of three years;

2.	To approve, on an advisory basis, our executive compensation;

3.	To approve the Amended and Restated AmSurg Corp. 2014 Equity and Incentive Plan;

4.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2016; and

5.	To consider any other matters that may properly come before the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 26, 2016.

The Company’s Proxy Statement, Proxy Card and 2015 Annual Report to Shareholders are available over the Internet by going to www.amsurg.com and clicking on “Investors,” then clicking on "Financial Reports."

Shareholders of record at the close of business on April 8, 2016 are entitled to notice of and to vote at the meeting.

Your vote is important. Please COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD in the enclosed stamped envelope in order that as many shares as possible will be represented. To obtain directions to attend the annual meeting and vote in person, please contact Investor Relations at 1A Burton Hills Boulevard, Nashville, Tennessee 37215, (615) 665-3550.

By Order of the Board of Directors,
Claire M. Gulmi
Secretary

Nashville, Tennessee
April 22, 2016

i

AMSURG CORP.
1A BURTON HILLS BOULEVARD
NASHVILLE, TENNESSEE 37215

PROXY STATEMENT

The Board of Directors of AmSurg Corp., or the Board, is soliciting proxies to be used at the 2016 annual meeting of shareholders. This proxy statement and the enclosed proxy will be mailed to shareholders on or about April 22, 2016.

ABOUT THE MEETING

What Is the Purpose of the Annual Meeting?

At our annual meeting, shareholders will vote on the matters outlined in the accompanying notice of annual meeting. In addition, our management will report on our performance during fiscal 2015 and respond to questions from shareholders.

Who Is Entitled to Vote?

Only shareholders of record at the close of business on the record date, April 8, 2016, are entitled to receive notice of the annual meeting and to vote the shares of common stock they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of our common stock entitles its holder to cast one vote on each matter to be voted upon.

What Constitutes a Quorum?

For purposes of voting on all matters, the presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. As of the record date, 54,788,834 shares of our common stock were outstanding. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting.

How Do I Vote?

If you complete and properly sign the accompanying proxy card and return the card to us, the card will be voted as you direct. If you are a registered shareholder and attend the meeting, you may vote in person by submitting a ballot or your completed proxy at the meeting. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I Change My Vote After I Return My Proxy Card?

Yes. You can revoke your proxy at any time before it is exercised in any of three ways:

•	by submitting written notice of revocation to the Secretary of the Company;

•	by submitting another proxy that is later dated and properly signed; or

•	by voting in person at the meeting.

What Are the Board’s Recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth below, and a description of each item is included in this proxy statement. In summary, the Board recommends a vote:

•	for election of each of the nominated directors (see pages 8 and 9);

•	for approval, on an advisory basis, of our executive compensation (see page 19);

•	for approval of the Amended and Restated 2014 Equity and Incentive Plan (see page 34); and

•	for ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2016 (see page 42).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What Vote Is Required to Approve Each Proposal?

Election of Directors. A nominee for director will be elected if the number of votes cast for the election of that nominee exceeds the number of votes cast against the election of that nominee. A properly executed proxy marked “ABSTAIN” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted in determining whether there is a quorum. Therefore, so long as a quorum is present, abstentions will have no effect on whether one or more directors are elected. Pursuant to the Tennessee Business Corporation Act, if a director fails to receive a majority of the votes cast with respect to the director nominee in an election, the director continues to serve in office until his or her successor is elected or until the number of directors is decreased. To address this issue, the Company’s Bylaws require any incumbent director who is nominated but not re-elected to tender his or her resignation to the Board of Directors within ten days following certification of the shareholder vote. The Nominating and Corporate Governance Committee would consider the tendered resignation and make a recommendation to the Board of Directors of the action to be taken with respect to the resignation. The Board of Directors would decide whether or not to accept the resignation within 90 days following the date of the shareholders’ meeting at which the election occurred and make prompt public disclosure of the Board of Directors’ decision and rationale. The Company’s Second Amended and Restated Charter specifies that any director of the Company who tenders his or her resignation will not participate in deliberations of the Board of Directors with respect to such resignation.

Other Items. Each of the following proposals will be approved if the number of shares of common stock voted for the proposal exceeds the number of shares of common stock voted against the proposal: (i) approval, on an advisory basis, of our executive compensation; (ii) approval of the Amended and Restated 2014 Equity and Incentive Plan; (iii) ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2016; and (iv) any matters other than those specifically listed herein that properly come before the meeting. A properly executed proxy marked “ABSTAIN” with respect to any such proposal will not be voted on any of these proposals, although it will be counted in determining whether there is a quorum. Therefore, so long as a quorum is present, abstentions will have no effect on whether these proposals are approved.

How Do I Vote My Shares If They Are Held in the Name of My Broker (Street Name)?

If your shares are held by your broker, often referred to as being held in “street name,” you will receive a form from your broker seeking instruction as to how your shares should be voted. If you do not issue instructions to your broker, your broker is permitted to vote, in the broker’s discretion, on routine matters without receiving instructions from you, but is not permitted to vote without instructions on non-routine matters. A “broker non-vote” occurs when the broker returns a proxy card without a vote on the non-routine matter.

Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2016 is considered a routine matter and a broker may submit a proxy card voting shares at his or her discretion on this matter even if you fail to provide instructions. Each of the other matters to be considered at the annual meeting is a non-routine matter and, if you do not issue instructions to your broker, your broker may not vote your shares for or against the proposal. Shares represented by “broker non-votes” will not be counted as votes on any proposal, but they will be counted in determining whether there is a quorum for purposes of the proposals.

What Happens If I Do Not Vote on One or More Proposals?

If you do not vote with regard to one or more proposals, as opposed to marking “ABSTAIN” with regard to those proposals, your shares will not be counted in determining whether there is a quorum with regard to each such proposal. Therefore, so long as a quorum is present, not voting on a proposal will have no effect on whether any particular proposal is approved.

STOCK OWNERSHIP

Who Are the Largest Owners of Our Stock?

The following table shows certain information with respect to those persons that we know beneficially own more than 5% of our common stock. Unless otherwise indicated, each person named in the table has sole voting and investment power with respect to all shares of stock listed as owned by that person.

Name and Address	Shares Beneficially Owned	Percent of Class (1)
FMR LLC (2) 245 Summer Street Boston, MA 02210	7,364,972	13.4%
BlackRock, Inc. (3) 55 East 52nd Street New York, NY 10022	4,759,953	8.7%
The Vanguard Group, Inc. (4) 100 Vanguard Blvd. Malvern, PA 19355	4,388,823	8.0%
Dimensional Fund Advisors LP (5) Building One 6300 Bee Cave Road Austin, TX 78746	2,994,029	5.5%

(1)	Based on the number of shares outstanding at April 8, 2016.

(2)
This information is based upon a Schedule 13G/A filed on February 12, 2016 by FMR LLC, a parent holding company in accordance with Section 13d-1(b)(ii)(G) of the Exchange Act. The shares of common stock are beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC, as a result of acting as investment adviser to various investment companies registered under the Investment Company Act of 1940. Fidelity Management & Research Company carries out the voting of the shares of the investment companies to which it acts as investment adviser under written guidelines established by the companies’ Boards of Trustees.

(3)
This information is based upon a Schedule 13G/A filed on January 25, 2016 by BlackRock, Inc., a parent holding company or control person in accordance with Section 13d-1(b)(1)(ii)(G) of the Securities Exchange Act of 1934. BlackRock, Inc. reported sole voting power as to 4,645,117 shares of our common stock.

(4)
This information is based upon a Schedule 13G/A filed on February 10, 2016 by The Vanguard Group, Inc., an investment adviser in accordance with Section 13d-1(b)(1)(ii)(E) of the Securities Exchange Act of 1934. The Vanguard Group, Inc. reported sole voting power as to 80,639 shares of our common stock and sole dispositive power as to 4,308,784 shares of our common stock.

(5)
This information is based upon a Schedule 13G filed on February 9, 2016 by Dimensional Fund Advisors LP, an investment adviser in accordance with Section 13d-1(b)(1)(ii)(E) of the Securities Exchange Act of 1934. Dimensional Fund Advisors LP reported sole voting power as to 2,912,583 shares of our common stock and sole dispositive power as to 2,994,029 shares of our common stock.

How Much Stock Do Our Directors and Executive Officers Own?

The following table shows the amount of our common stock beneficially owned (unless otherwise indicated) by our directors and the executive officers named in the 2015 Summary Executive Compensation Table in this proxy statement and our directors and executive officers as a group. Except as otherwise indicated, all information is as of April 8, 2016.

	Common Stock			Series A-1 Convertible Preferred Stock
Name	Outstanding Shares (1)	Acquirable Within 60 Days (2)	Percent of Class (2)	Outstanding Shares	Percent of Class
Christopher A. Holden	539,281	—	*	—	*
Robert J. Coward	112,507	—	*	—	*
Claire M. Gulmi	115,333	—	*	—	*
Phillip A. Clendenin	47,324	—	*	—	*
Kevin D. Eastridge	45,888	—	*	—	*
Thomas G. Cigarran	155,804	1,814(3)	*	1,000	*
James A. Deal	31,802	—	*	—	*
John T. Gawaluck	2,624	—	*	—	*
Steven I. Geringer	30,931	—	*	—	*
Henry D. Herr	107,710	725(3)	*	400	*
Joey A. Jacobs	8,375	—	*	—	*
Kevin P. Lavender	10,224	—	*	—	*
Cynthia S. Miller	14,295	—	*	—	*
John W. Popp, Jr., M.D.	17,576	—	*	—	*
All directors and executive officers as a group (14 persons)	1,239,674	—	2.3%	1,400	*

*	Represents less than 1% of our outstanding common stock.

(1)
The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. This number also includes shares of restricted stock issued pursuant to the Company’s 2006 Stock Incentive Plan. Individuals may vote shares of restricted stock, but may not transfer the shares until the end of the period of restriction. Certain of our directors and executive officers disclaim beneficial ownership of some of the shares included in the table, as follows:

•Mr. Deal - 100 shares of common stock held by Mr. Deal’s wife;
•Mr. Geringer - 9,698 shares of common stock held in family trusts; and
•Dr. Popp - 695 shares of common stock held by Dr. Popp’s wife and 11,975 shares of common stock held in family trust.

(2)
Pursuant to the rules of the Securities and Exchange Commission, or the SEC, shares of common stock that an individual owner has a right to acquire within 60 days pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the ownership of that owner, but are not deemed outstanding for the purpose of computing the ownership of any other individual owner. Likewise, the shares of common stock subject to options held by our directors and executive officers that are exercisable within 60 days are all deemed outstanding for the purpose of computing the percentage ownership of all executive officers and directors as a group.

(3)
Our 5.250% mandatory convertible preferred stock, Series A-1 (the “Preferred Stock”) will automatically convert on July 1, 2017. Holders of the Preferred Stock have the right to convert the Preferred Stock at any time prior to July 1, 2017 into shares of our common stock. If the applicable market value of our common stock is equal to or greater than $55.13, the fixed conversion rate will be 1.8141 shares of our common stock per share of Preferred Stock. If the applicable market value of our common stock is less than or equal to $45, the fixed conversion rate will be 2.2222 shares of our common stock per share of Preferred Stock. If the applicable market value of our common stock is more than $45.00 and less than $55.13, then the conversion rate will be equal to $100 divided by the applicable market value of our stock. The number of shares of our common stock reflected in the table above assumes conversion of the holder’s Preferred Stock at a market value of our common stock of $76.02, the closing price of our common stock on April 8, 2016.

Section 16(a) Beneficial Ownership Reporting Compliance

The federal securities laws require our directors and executive officers and persons who own more than 10% of our common stock to timely file with us and the SEC initial reports of ownership and reports of changes in ownership. Based solely upon a review of filings with the SEC and written representations that no other reports were required, we believe that all of our directors and executive officers complied during fiscal 2015 with their reporting requirements.

CORPORATE GOVERNANCE

We aspire to the highest standards of ethical conduct: doing what we say; reporting results with accuracy and transparency; and maintaining full compliance with the laws, rules and regulations that govern our business.

Corporate Governance Guidelines

We have adopted a formal set of Corporate Governance Guidelines, or the Guidelines, that embody many of our long-standing practices and incorporate policies and procedures that strengthen our commitment to best practices. The following is a summary of certain key elements of the Guidelines. The full text of the Guidelines is available on our website at www.amsurg.com. Click on “Investors,” “Governance” and then “Corporate Governance Guidelines” under the heading “Corporate Governance.”

The Guidelines outline the composition, operations and responsibilities of the Board of Directors. The Nominating and Corporate Governance Committee has authority to review considerations relating to Board size, term and age limits and membership criteria and, with input from the Chairman and the other directors, is responsible for reviewing the skills and characteristics required of directors by legal, regulatory and business requirements applicable to our business. We do not have a formal policy with respect to the consideration of diversity in identifying nominees to serve as a director, but the Nominating and Corporate Governance Committee seeks to nominate persons with a diversity of experience and perspective who will contribute knowledge, experience and skills to the Board of Directors in areas that are important to the Company.

Our Bylaws provide maximum flexibility to the Board of Directors in choosing a Chairman of the Board and a Chief Executive Officer. The Bylaws provide that such offices may be held by different people or the same person, as determined by the Board. This flexibility allows the Board to determine whether it is in the best interest of the Company and our shareholders to combine the roles of Chief Executive Officer and Chairman of the Board in the same person. We have had a non-employee director serve as our Chairman of the Board at all times since we became a publicly traded company. The Board of Directors believes that the separation of the roles of Chairman of the Board and Chief Executive Officer enhances the Board’s oversight of the Company and our management, results in a greater role for the Board of Directors in setting the Board’s agenda and establishing Board priorities and procedures, and improves the ability of the Board to carry out its roles and responsibilities on behalf of our shareholders.

In order to ensure that each director is able to devote sufficient time to perform his or her duties as a director, Board members who are chief executive officers, chief financial officers or other senior executives of public corporations may serve on no more than two other public company boards and other Board members may serve on no more than three other public company boards. Interlocking directorates are prohibited (inside directors and executive officers of AmSurg may not sit on boards of companies where an AmSurg outside director is an executive officer).

At least a majority of the members of the Board must be independent, as defined by applicable law and the standards of The NASDAQ Stock Market. The Board has determined that all directors other than Christopher A. Holden and Claire M. Gulmi are “independent” within the meaning of the rules of The NASDAQ Stock Market as currently in effect. In making this determination, the Board considered any relationships between the Company and a director, including that Mr. Geringer's son is an employee of the Company. The Guidelines require that all of the members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee must be independent. Committee members are appointed by the Board upon recommendation of the Nominating and Corporate Governance Committee. The Board and each committee have the power to hire and fire independent legal, financial or other advisors, as they may deem necessary, without consulting or obtaining the approval of any officer of AmSurg.

The Guidelines provide for executive sessions to be held on a regular basis throughout the year. The Board, and each of the Board committees, meets regularly in executive sessions. The Nominating and Corporate Governance Committee conducts an annual review of the performance of the Board and individual directors. Directors have full and free access to senior management and other employees of AmSurg. An orientation program is provided for new directors and the Company conducts regular director education sessions for its outside directors with respect to the Company and its industry. Attendance at other continuing education programs for all members of the Board is also encouraged.

The Board reviews the discussion of the Chief Executive Officer’s performance in the Compensation Committee’s Compensation Discussion and Analysis to ensure that the Chief Executive Officer is providing the best leadership for AmSurg in the long and short term. The Board also works with the Board committees to evaluate potential successors to our Chief Executive Officer and other executive officers and establish a succession plan.

The Guidelines call for consideration to be given to equity as a significant portion of director compensation. AmSurg prohibits the repricing of stock options and requires that new equity compensation plans be submitted to shareholders for approval.

The Guidelines restrict certain financial transactions between AmSurg and directors and their immediate family members. All transactions between AmSurg and directors and their immediate family members must be approved by the Nominating and Corporate Governance Committee of the Board of Directors. Personal loans to directors and their immediate family members are prohibited.

Code of Conduct

The Board has adopted a Code of Conduct that outlines the principles, policies, and laws that govern the activities of AmSurg, and establishes guidelines for professional conduct in the workplace. The Code of Conduct applies to directors as well as employees. Every employee is required to read and certify annually that he or she has read and will comply with the Code of Conduct. A copy of the Code of Conduct is available on our website at www.amsurg.com. Click on “Investors,” “Governance” and then “Code of Conduct” under the heading, “Corporate Governance.”

Code of Ethics

Our Chief Executive Officer and other executive officers are bound by all provisions of the Code of Conduct, which includes provisions relating to ethical conduct, conflicts of interest, compliance with law and internal reporting of violations of the Code of Conduct. We intend to disclose amendments to or waivers from the Code of Conduct for the benefit of our Chief Executive Officer or other executive officers, if any, on our website.

The Board’s Role in Risk Oversight

The Board, as a whole and also through its standing committees, has an active role in overseeing management of the Company’s risks. The Board and its committees regularly review material operational, financial, compensation and compliance risks with our senior management. The Compensation Committee is responsible for overseeing the management of risks related to our compensation arrangements. The Audit Committee oversees management of financial risks, as well as our policies with respect to risk assessment and risk management and our corporate compliance programs. The Nominating and Corporate Governance Committee oversees our quality assurance programs, manages risks associated with potential conflicts of interest and the independence of our directors. Members of our management report directly to the Board or the appropriate committee. The directors then use this information to understand, identify, manage and attempt to mitigate risks.

Stock Ownership Guidelines

We have established stock ownership guidelines for our executive officers and non-employee directors. Our stock ownership guidelines require our Chief Executive Officer to maintain stock ownership valued at four times his base salary and require our other executive officers to maintain stock ownership valued at two times their base salaries. Executive officers must retain 75% of the net number of shares acquired (after payment of the exercise price, if any, and taxes) upon the exercise of stock options and the vesting of restricted stock until they meet the guidelines. Executive officers are expected to meet these stock ownership guidelines within five years following their date of hire or promotion, as applicable. Officers who do not comply with the guidelines may not be eligible for future equity awards. Our stock ownership guidelines for our non-employee directors require them to maintain stock ownership with a value equal to three times the annual cash retainer paid to the non-employee directors, exclusive of meeting and committee fees. Non-employee directors are expected to meet these stock ownership guidelines within three years following their initial appointment or election to the Board. As of the record date, all of our executive officers and non-employee directors, except for Mr. Gawaluck, met these stock ownership guidelines. Mr. Gawaluck is within the three-year window in which he has to satisfy the stock ownership guidelines.

Recoupment Policy

The Company has adopted a recoupment policy that allows the Company to recover any incentive compensation awarded or paid based on (i) achievement of financial results that were subsequently the subject of a restatement due to material noncompliance with any financial reporting requirement under either GAAP or the federal securities laws, other than as a result of changes to accounting rules and regulations, or (ii) a subsequent finding that the financial information or performance metrics used by the Compensation Committee to determine the amount of the incentive compensation were materially inaccurate, in each case regardless of individual fault.

Anti-Hedging, Anti-Short Sale and Anti-Pledging Policies

The Company has established an anti-hedging policy that prohibits the Company’s directors and officers from engaging in hedging or monetization transactions with respect to the Company’s securities, including, without limitation, prepaid variable forward contracts, equity swaps, collars, puts, calls or other derivative securities that are designed to hedge or offset a decrease in market value of the Company’s securities. The Company’s directors and officers are also restricted from engaging in short sales related to the Company’s securities. The Company has established an anti-pledging policy that prohibits the Company’s directors and officers from pledging the Company’s securities as collateral for a non-recourse loan, pledging the Company’s securities as collateral in a margin account, or pledging the Company’s securities that are required to comply with the Company’s stock ownership guidelines.

PROPOSAL 1 - ELECTION OF DIRECTORS

Directors Standing for Election

Our Board of Directors is divided into three classes (Class I, Class II and Class III). At each annual meeting of shareholders, directors constituting one class are elected for a three-year term. The current Board of Directors consists of eleven members. The terms of the three incumbent Class I directors, James A. Deal, Steven I. Geringer and Claire M. Gulmi, will expire at the annual meeting. The Board of Directors has nominated and recommends to the shareholders James A. Deal, Steven I. Geringer and Claire M. Gulmi for election at the annual meeting as Class I directors to serve until the annual meeting of shareholders in 2019 and until such time as their respective successors are duly elected and qualified. Your proxy cannot be voted for a greater number of persons than the number of persons nominated. Any person appointed by the Board of Directors to serve as a director of the Company after the annual meeting will stand for re-election by the shareholders at the next annual meeting of shareholders following his or her appointment.

If any of the nominees should become unable to serve, the persons named in the proxy may vote for such other person or persons as may be designated by the Board of Directors. Each of the nominees has consented to being named in this proxy statement and to serve, if elected.

There are no family relationships, by blood, marriage or adoption, between or among any of our directors or executive officers. Certain information with respect to the nominees for election as directors at the annual meeting and with respect to the other directors who are continuing in office is set forth below.

CLASS I DIRECTOR NOMINEES
(TERMS EXPIRE IN 2016)

James A. Deal	Director since 1992

Mr. Deal, 66, has served as President and Chief Executive Officer of Compassus, a provider of hospice care, since July 2006. During 2006, Mr. Deal served as Chairman of INSPIRIS, Inspired Care for the Frail Elderly, and from November 2001 to December 2005, Mr. Deal served as Chairman and Chief Executive Officer of INSPIRIS. From September 1998 to June 2001, Mr. Deal served as President, Chief Executive Officer and a director of Center for Diagnostic Imaging, Inc., a national network of outpatient diagnostic imaging centers. Mr. Deal served as Executive Vice President of Healthways, Inc., a disease management company, from January 1991 to August 1998, and as President of Diabetes Treatment Centers of America, Inc. (now American Healthways Services, Inc.), a Healthways subsidiary, from 1985 to August 1998. Mr. Deal served as a director of MedCath Corporation, an owner and operator of cardiac care hospitals and other facilities, from August 2009 until December 2012.

Mr. Deal has worked for over 40 years in the healthcare industry, including as a senior executive and chief executive officer of multi-site healthcare services companies. He has executive experience in finance and accounting, management, operations and strategic planning.

Steven I. Geringer	Director since 1997

Mr. Geringer, 70, a director of AmSurg since March 1997, has served as Chairman of the Board of AmSurg since July 2009. From December 2012 until April 2015, Mr. Geringer served with Alvarez & Marsal, a global professional services firm, as a Managing Director responsible for Healthcare Private Equity Services. Since April 2015, Mr. Geringer has served as a Senior Advisor with Alvarez & Marsal. From March 2003 until July 2014, Mr. Geringer served as Chairman of the Board of Qualifacts Systems, Inc., a provider of electronic health record systems designed for behavioral health, mental health, and human services organizations, and from March 2009 until March 2011 served as Chairman, a director and operating partner of CredenceHealth, Inc., a provider of clinical intelligence and costreduction software for hospitals. From June 1996 to December 2012, Mr. Geringer was a private investor following his serving as President and Chief Executive Officer of PCS Health Systems, Inc., a pharmacy benefits manager acquired by Eli Lilly & Company. Mr. Geringer became President of PCS in May 1993, when Clinical Pharmaceuticals, Inc., of which Mr. Geringer was a founder, Chairman and Chief Executive Officer, was acquired by PCS Health Systems, Inc. (now a unit of CVS/Caremark). Mr. Geringer serves as Chairman of the Board of Addus HomeCare Corp., a personal care services company, Chairman of the Board of Imedex, LLC, a provider of educational programs for the pharmaceutical industry, and as a director WoundCare Specialists, Inc., a provider of wound care and hyperbaric oxygen treatment services.

Claire M. Gulmi	Director since 2004

Ms. Gulmi, 62, has served as our Executive Vice President since February 2006, our Chief Financial Officer since September 1994 and our Secretary since December 1997. Prior to her appointment as Executive Vice President, Ms. Gulmi served as a Senior Vice President from March 1997 to February 2006 and as a Vice President from September 1994 through March 1997. Ms. Gulmi has served as a director of Air Methods Corporation, a medical transportation company, since April 2015.

Ms. Gulmi has extensive experience in finance and accounting and her day to day leadership as our Executive Vice President and Chief Financial Officer provides her with intimate knowledge of our operations.

Required Vote; Recommendation of the Board

The affirmative vote of a majority of the votes cast by the shareholders entitled to vote at the meeting is required for the election of directors. Abstentions and broker non-votes will be counted in determining whether there is a quorum, but will not be voted with respect to the proposal. Therefore, so long as a quorum is present, abstentions and broker non-votes will have no effect on whether each of the director nominees is elected. At the annual meeting, shareholders will not be permitted to vote for a greater number of persons in the election of directors than the number of nominees named in this proxy statement.

Pursuant to the Tennessee Business Corporation Act, if a director fails to receive a majority of the votes cast with respect to the director nominee in an election, the director continues to serve in office until his or her successor is elected or until the number of directors is decreased. To address this issue, the Company’s Bylaws require any incumbent director who is nominated but not re-elected to tender his or her resignation to the Board of Directors within ten days following certification of the shareholder vote. The Nominating and Corporate Governance Committee would consider the tendered resignation and make a recommendation to the Board of Directors of the action to be taken with respect to the resignation. The Board of Directors would decide whether or not to accept the resignation within 90 days following the date of the shareholders’ meeting at which the election occurred and make prompt public disclosure of the Board of Directors’ decision and rationale. The Company’s Second Amended and Restated Charter specifies that any director of the Company who tenders his or her resignation will not participate in deliberations of the Board of Directors with respect to such resignation.

The Board of Directors Recommends That You Vote FOR These Nominees.

Directors Continuing in Office

CLASS II DIRECTORS
(TERMS EXPIRE IN 2017)

Henry D. Herr	Director since 1992

Mr. Herr, 69, served as Executive Vice President of Finance and Administration and Chief Financial Officer of Healthways, Inc. from February 1986 to October 2001 and served as a director of Healthways from 1988 until his retirement as a director in 2009. Mr. Herr served as a consultant to Healthways from 2001 through 2009. Mr. Herr served as our Chief Financial Officer from April 1992 until September 1994 and as our Secretary from April 1992 until December 1997. From December 1997 to December 1999, Mr. Herr served as an advisor to us.

Mr. Herr worked for over 30 years in the healthcare industry, including over 20 years as chief financial officer of a multi-facility healthcare services company. He has executive experience in finance and accounting, management and operations, healthcare regulatory compliance, public company financial reporting and strategic planning.

Christopher A. Holden	Director since 2007

Mr. Holden, 52, has served as our President and Chief Executive Officer since October 2007. He served as Senior Vice President and a Division President of Triad Hospitals, Inc. from May 1999 through July 2007. From January 1998 through May 1999, Mr. Holden served as President of the West Division of the Central Group of Columbia/HCA Healthcare Corporation, now known as HCA. Prior to January 1998, Mr. Holden served as President of the West Texas Division of the Central Group of HCA from September 1997 until January 1998 and Vice President of Administration for the Central Group of HCA from August 1994 until September 1997.

Mr. Holden has over 20 years experience working in the healthcare industry and his day to day leadership as our Chief Executive Officer and President provides him with intimate knowledge of our operations.

Joey A. Jacobs	Director since 2013

Mr. Jacobs, 62, has served as the Chairman of the Board and Chief Executive Officer of Acadia Healthcare Company, Inc., a behavioral healthcare company, since 2011. Prior to 2011, Mr. Jacobs co-founded Psychiatric Solutions, Inc. (“PSI”) and served as Chairman, President and Chief Executive Officer of PSI from April 1997 until November 2010. Prior to founding PSI, Mr. Jacobs served for 21 years in various capacities with HCA, including as President of the Tennessee Division and as President of the Central Group. Mr. Jacobs has served on the board of directors of Cumberland Pharmaceuticals, Inc., a specialty pharmaceutical company, since 2011.

Mr. Jacobs has worked for over 35 years in the healthcare industry, including as a senior executive and chief executive officer of a publicly traded healthcare company. He has executive experience in finance and accounting, management, operations and strategic planning.

Kevin P. Lavender	Director since 2004

Mr. Lavender, 54, has served as Senior Vice President and Managing Director - Large Corporate and Specialized Industries of Fifth Third Bank since December 2009 and served as Senior Vice President, Corporate Healthcare Lending of Fifth Third Bank from December 2005 through December 2009. Prior to assuming that position, Mr. Lavender served as the Commissioner of the Tennessee Department of Financial Institutions from January 2003 to December 2005. In addition to his role as Commissioner, he served as the chairman of the National Regulatory Committee for the Conference of State Bank Supervisors and was a member of the Board of Directors. Prior to being named Commissioner, Mr. Lavender was co-founder and served as Executive Vice President of Administration and Banking for MediSphere Health Partners, Inc. from May 1996 to October 2002.

Mr. Lavender has extensive experience in the banking and finance industries, with a particular emphasis on corporate finance for healthcare companies.

CLASS III DIRECTORS
(TERMS EXPIRE IN 2018)

Thomas G. Cigarran	Director since 1992

Mr. Cigarran, 74, was a co-founder of our Company and served as our Chairman of the Board from 1992 until June 2009, as our Chief Executive Officer from January 1993 until December 1997, and as our President from January 1993 to July 1996. From December 1997 to December 1999, Mr. Cigarran served as an advisor to us. Mr. Cigarran was a co-founder of Healthways, Inc. and served as Chairman of the Board of Healthways from August 1988 until May 2011 and served as Chief Executive Officer of Healthways from 1988 until September 2003. Mr. Cigarran also serves as a member of the Distinguished Executives Council of Cressey & Company LP, a private investment firm focused on the healthcare industry. Since March 2010, Mr. Cigarran has served as Chairman of Nashville Predators Holdings, LLC, the owner of the Nashville Predators National Hockey League franchise.

Mr. Cigarran has over 30 years experience in the healthcare industry as a senior executive, chief executive officer and director of publicly traded and privately held companies. He has executive experience in strategic planning, management, operations, public company financial reporting and finance.

John T. Gawaluck	Director since 2015

Mr. Gawaluck, 64, a certified public accountant, worked for Ernst & Young LLP for 41 years until his retirement in 2014. Mr. Gawaluck was an assurance partner at Ernst & Young from 1985 through 2014, and served in a variety of client service and firm leadership roles. During his time at Ernst & Young, Mr. Gawaluck served as the coordinating and quality review partner for several large public companies. Mr. Gawaluck was an active member of Ernst & Young’s global partner group, a strategy and knowledge sharing association of Ernst & Young partners serving its top 100 global clients.

Mr. Gawaluck has over 40 years’ experience in accounting and finance, including significant experience with respect to public company financial reporting, regulatory compliance and risk management.

Cynthia S. Miller	Director since 2011

Ms. Miller, 59, served as Senior Vice President of Innovation and Pricing for Univita, a provider of extended care and home care services, from April 2011 until her retirement in June 2012. She served as an officer of WellPoint, Inc. from 2004 to December 2010 and as an officer of its predecessor, Anthem, Inc., from 1986 to 2004. At WellPoint, Ms. Miller served from March 2008 to December 2010 as Executive Vice President and Chief Actuary, through which she was involved in pricing, product development, valuation, healthcare management support, mergers and acquisitions, forecasting and strategic planning related to health care reform. She also served from October 2006 to March 2008 as Senior Vice President and Chief Actuary, Commercial and Consumer Business and from January 2006 to October 2006 as Senior Vice President and Chief of Staff to the Chief Executive Officer of WellPoint, responsible for, among other things, the design and execution of key corporate management initiatives. During her tenure, she also had responsibility for the company’s risk management functions and led its merger, acquisition and divestiture activities.

Ms. Miller has over 25 years leadership experience in the management of managed care and integrated healthcare system management companies. She has extensive experience in risk assessment and in strategic planning for healthcare companies.

John W. Popp, Jr., M.D.	Director since 2009

Dr. Popp, 68, a board-certified internist and gastroenterologist, has been a Medical Director for Janssen Scientific Affairs, LLC, a unit of Johnson and Johnson that provides innovative biomedicines for debilitating immune disorders, since June 2006. Prior to June 2006, Dr. Popp was a physician in private practice in Columbia, South Carolina for 27 years. From 1998 until 2013, Dr. Popp served on the Board of Trustees for the American College of Gastroenterology and is a past President of the College.

Dr. Popp is a physician and a former partner in one of our surgery centers in Columbia, South Carolina. Dr. Popp is knowledgeable about medical and regulatory issues impacting our surgery centers and has relationships with many of our physician partners through his involvement with the American College of Gastroenterology.

How Are Our Directors Compensated?

Cash Retainer. The Chairman of the Board receives an annual retainer of $160,000 for his services as Chairman and his attendance at meetings of the Board of Directors and committees of the Board. Each other non-employee director receives an annual retainer of $90,000 for his or her services as a director and his or her attendance at meetings of the Board of Directors and committees of the Board. During 2015, the Chairman of the Board received an annual retainer of $150,000.

The Chairs of the Audit, Compensation and Nominating and Corporate Governance Committees receive annual retainers of $45,000, $25,000 and $20,000, respectively. Non-chair members of the Audit Committee, Compensation, and Nominating and Governance Committee receive an annual retainer of $25,000, $15,000 and $8,000, respectively. Prior to January 2016, the non-chair members of the Audit Committee and Compensation Committee received annual retainers of $20,000 and $10,000, respectively. The Board of Directors increased the annual retainers for the Chairmen of the Board and the non-chair members of the Audit Committee and Compensation Committee to reflect the increases responsibilities of these persons as a result of the increased size and complexity of the Company's business and operations and the time spent fulfilling their duties.

From time to time, the Board of Directors of the Company may form ad hoc committees or request that a director attend a meeting of a Board committee of which he or she is not a member. Each non-employee director who serves on an ad hoc committee or attends a meeting of a Board committee on which he or she is not a member at the request of the Board receives $1,000 for each meeting that he or she attends, whether in person or via telephone, except that the Chair of any ad hoc committee receives $2,000 for each such meeting that he or she attends. The Company also reimburses each non-employee director for his or her out-of-pocket expenses incurred in attending Board of Directors’ meetings and committee meetings.

The Company maintains a supplemental executive and director retirement savings plan pursuant to which non-employee directors may defer up to one hundred percent of their cash director fees and make pre-tax contributions to an investment account established in their name. Participants in the supplemental executive and director retirement savings plan are fully vested in their contributions to the plan, and direct the investment of their accounts in investment alternatives that the Company selects. All contributions to the plan are subject to claims of our creditors.

Restricted Stock. On the date of the 2015 annual meeting of shareholders, each non-employee director who was re-elected to the Board of Directors or who continued as a director, other than the Chairman of the Board, received a grant of 1,871 shares of restricted common stock, which had a fair market value on the date of issuance of $130,000. The Chairman of the Board of Directors received a grant of 2,591 shares of restricted common stock, which had a fair market value on the date of issuance of $180,000. Each grant of restricted stock vests on the first anniversary of the date of grant.

The following table sets forth the compensation paid to each of our directors during who were not executive officers of the Company during fiscal 2015. John Gawaluck was appointed as a director of the Company on February 3, 2015.

Name	Fees Paid in Cash ($)	Stock Awards (1) ($)	All Other Compensation (2) ($)	Total ($)
Thomas G. Cigarran	98,000	130,000	—	228,000
James A. Deal	—	130,000	135,000	265,000
John T. Gawaluck	100,833	171,716		272,549
Steven I. Geringer	150,000	180,000	—	330,000
Henry D. Herr	130,000	130,000	—	260,000
Joey A. Jacobs	100,000	130,000	—	230,000
Kevin P. Lavender	94,500	130,000	40,500	265,000
Cynthia S. Miller	120,000	130,000	—	250,000
John W. Popp, Jr., M.D.	—	130,000	108,000	238,000

(1)
Reflects the aggregate grant date fair value for the awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation (“FASB ASC Topic 718”).

(2)	Reflects director elections to defer retainer fees payable during fiscal 2015 into the Company’s supplemental executive and director retirement savings plan.

What Committees Has the Board Established?

The Board of Directors has standing Audit, Compensation and Nominating and Corporate Governance Committees.

Audit Committee. The principal functions of the Audit Committee are (i) to oversee our accounting and financial reporting processes and audits of our financial statements, including reviewing our publicly released financial information; (ii) to engage or discharge our independent registered public accounting firm; (iii) to review the nature and scope of the audit, including, but not limited to, a determination of the effectiveness of the audit effort through meetings held at least annually with our independent registered public accounting firm, and a determination through discussion with the independent registered public accounting firm that no unreasonable restrictions were placed on the scope or implementation of their examinations; (iv) to oversee and review the independence and qualifications of the independent registered public accounting firm and the performance of our internal audit department and independent registered accounting firm; (v) to pre-approve all auditing and non-auditing services to be provided by our independent registered public accounting firm; (vi) to review our financial statements and disclosures in our periodic reports with management and our independent registered public accounting firm; (vii) to review our major financial and enterprise risk exposures and our policies with respect to risk assessment, risk management and the quality and adequacy of our internal controls and processes through discussions with and reports from our internal audit department and independent registered public accounting firm and management; (viii) to establish procedures for handling any complaints relating to accounting, internal controls or auditing matters and to ensure that such complaints are treated confidentially and anonymously; (ix) to review material changes in accounting and reporting principles and practices and discuss with management and our independent registered public accounting firm the selection, application and disclosure of critical accounting policies and practices used in our financial statements; (x) to retain, at our expense, outside counsel, independent registered public accounting firm or other experts, consultants or advisors as it deems necessary or appropriate in the performance of its duties; (xi) to oversee the Company’s compliance with legal and regulatory requirements relating to the preparation of financial statements, reports and information; (xii) to provide oversight of the Company's ethics and compliance programs; and (xiii) to report to the full Board of Directors on the results of its reviews. The Audit Committee operates under a written charter adopted by the full Board of Directors. The Restated Charter of the Audit Committee is available on our website at www.amsurg.com. Click on “Investors,” “Governance” and then “Audit Committee” under the heading, “Corporate Governance.” Members of the Audit Committee are James A. Deal, John T. Gawaluck, Henry D. Herr, Kevin P. Lavender and Cynthia S. Miller, all of whom are independent directors. Messrs. Deal, Gawaluck and Herr are audit committee financial experts, as defined in Item 407(d)(5)(ii) of Regulation S-K. In fiscal 2015, the Audit Committee met five times.

Compensation Committee. The functions of the Compensation Committee include reviewing and approving the Company’s compensation policies, the compensation arrangements for senior management, the compensation and benefit plans in which officers and directors are eligible to participate and awards under (and otherwise administering) such plans. The Compensation Committee also reviews and makes recommendations to the Board of Directors regarding the compensation policies and arrangements for the Company’s non-employee directors. See “Executive Compensation - Compensation Discussion and

Analysis” below. The Compensation Committee operates under a written charter adopted by the full Board of Directors. The Charter of the Compensation Committee is available on our website at www.amsurg.com. Click on “Investors,” “Governance” and then “Compensation Committee” under the heading, “Corporate Governance.” Members of the Compensation Committee are James A. Deal, Joey A. Jacobs, Kevin P. Lavender, Cynthia S. Miller and John W. Popp, Jr., M.D., all of whom are independent directors. The Compensation Committee met six times during fiscal 2015.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for identifying qualified individuals to serve as directors; reviewing the qualifications and performance of incumbent directors and those candidates proposed by a director, executive officer or shareholder for election as a director; making recommendations to the full Board of Directors regarding such candidates; recommending the candidates that will serve on the various committees of the Board; reviewing Board composition; reviewing the management succession plan of the Company; reviewing and recommending corporate governance policies for the Company; providing oversight of the Company’s quality assurance programs; reviewing potential director conflicts of interest; reviewing director and officer insurance and indemnification policies; reviewing and approving all related-party transactions with members of the Board, executive officers and 5% or greater shareholders and their affiliates; evaluating Board performance, including the effectiveness of current Board policies and practices; and reviewing the orientation process for new directors and the continuing education program for all directors.

The Nominating and Corporate Governance Committee has a policy regarding the evaluation of candidates for nomination to the Board of Directors, including those suggested by shareholders in compliance with our Charter, Bylaws and applicable law. Any shareholder wishing to propose a nominee should timely submit a recommendation in writing to our Secretary, indicating (a) the proposed nominee’s name, qualifications and all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (b) certain other information as required by the Company’s Bylaws as to the shareholder giving such notice. To be timely considered by the Nominating and Corporate Governance Committee, director nominations submitted by shareholders for the 2017 Annual Meeting must be delivered to or mailed and received by the Corporate Secretary at the Company’s address (above) not less than 120 days nor earlier than 150 days in advance of the anniversary date for the previous year’s annual meeting (i.e., not later than January 26, 2017).

No person is eligible for election as a director of the Company unless nominated in accordance with the procedures required by the Company’s Bylaws. The President, Chief Executive Officer, or chairman of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by the Company’s Bylaws, and if he should so determine, the defective nomination will be disregarded.

While the Nominating and Corporate Governance Committee may consider whatever factors it deems appropriate in its assessment of a candidate for Board membership, candidates nominated to serve as directors must, at a minimum, in the Committee’s judgment:

•	be able to represent the interests of AmSurg and all of its shareholders and not be disposed by affiliation or interest to favor any individual, group or class of shareholders or other constituency;

•	meet the minimum qualifications for directors set forth in the Guidelines and fulfill the needs of the Board at that time; and

•
possess the background and demonstrated ability to contribute to the Board’s performance of its collective responsibilities, through senior executive management experience, relevant professional or academic distinction and/or a record of civic and community leadership.

The Guidelines provide that each director must contribute some knowledge, experience or skill in at least one domain that is important to the Company. To provide such a contribution, a director must possess experience in one or more of the following:

•	business or management for large consolidated companies or other large multi-facility institutions;

•	accounting or finance for large consolidated companies or other multi-facility institutions;

•	leadership, strategic planning or crisis response for large consolidated companies or other large multi-facility institutions;

•	the health care industry; or

•	other significant and relevant areas deemed by the Nominating and Corporate Governance Committee to be valuable to the Company.

When determining whether to nominate a current director to be re-elected as a director, the Nominating and Corporate Governance Committee must review the performance of the director during the prior year using performance criteria established by the Nominating and Corporate Governance Committee which, at a minimum, shall include:

•	attendance at Board and Committee meetings;

•	preparedness for Board and Committee meetings;

•	quality of objectivity in exercising business judgment;

•	participation at Board and Committee meetings; and

•	candor toward other directors, management and professionals retained by AmSurg.

The chair of the Nominating and Corporate Governance Committee will preliminarily assess the candidate’s qualifications and suitability, seeking Board input, and report the assessment to the Nominating and Corporate Governance Committee. If the consensus is that a candidate is likely to meet the criteria for Board membership, the chair of the Nominating and Corporate Governance Committee will advise the candidate of the preliminary interest and, if the candidate expresses sufficient interest, arrange interviews with one or more members of the Nominating and Corporate Governance Committee. If the Nominating and Corporate Governance Committee determines the candidate is suitable and meets the criteria for Board membership, the candidate will be invited to meet with other directors and senior management. On the basis of its assessment, and taking into consideration input from senior management, the Nominating and Corporate Governance Committee will formally consider whether to recommend the candidate’s nomination for election to the Board of Directors.

The Nominating and Corporate Governance Committee operates under a written charter adopted by the full Board of Directors. The Charter of the Nominating and Corporate Governance Committee is available on our website at www.amsurg.com. Click on “Investors,” “Governance” and then “Nominating and Corporate Governance Committee” under the heading, “Corporate Governance.” Members of the Nominating and Corporate Governance Committee are Thomas G. Cigarran, Henry D. Herr and John W. Popp, Jr., M.D., all of whom are independent directors. The Nominating and Corporate Governance Committee met five times during fiscal 2015.

How Often Did the Board Meet During Fiscal 2015?

The Board of Directors met ten times during fiscal 2015. Each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors and meetings of the committees on which the director served. All of the directors attended our 2015 annual meeting of shareholders.

How Do I Communicate with the Board?

Shareholders can send communications to the Board of Directors and, if applicable, to specified individual directors c/o AmSurg Corp., 1A Burton Hills Boulevard, Nashville, Tennessee 37215. All shareholder communications will be forwarded directly to the Board of Directors or, if applicable, to specified individual directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In accordance with our Nominating and Corporate Governance Committee charter, our Nominating and Corporate Governance Committee is responsible for reviewing and approving the terms and conditions of all transactions involving the Company and our executive officers, directors and 5% or greater shareholders and their affiliates. The Nominating and Corporate Governance Committee considers all relevant information and facts available to the Committee regarding a related party transaction, and takes into account factors that it deems to be appropriate, including, without limitation, whether the transaction is on terms no less favorable to the Company than could be obtained from unaffiliated third parties and whether the transaction is reasonably expected to benefit the Company. Approval of the Nominating and Corporate Governance Committee is not required for compensation paid to any director of the Company for services rendered to the Company in his or her capacity as a director if the compensation is required to be disclosed in the Company’s proxy statement pursuant to applicable SEC rules. The Nominating and Corporate Governance Committee is also not required to approve any compensation paid to an executive officer of the Company if the compensation is required to be reported in the Company’s proxy statement pursuant to applicable SEC rules or if the executive officer is not an immediate family member of another executive officer or director of the Company and the compensation would be required to be included in the Company’s proxy statement if the executive officer was a named executive officer and the Company’s Compensation Committee approved such compensation. John Clark, a Vice President - Development of the Company, is the brother-in-law of Kevin Eastridge, our Senior Vice President, Finance and Chief Accounting Officer. Mr. Clark is compensated in a manner consistent with our employment and compensation policies applicable to other employees of similar title and responsibility. The aggregate annual compensation paid by the Company to Mr. Clark exceeds $120,000.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of five directors who are independent directors as defined under the applicable rules of The NASDAQ Stock Market, the applicable SEC regulations and the Guidelines. The Audit Committee operates under a written charter adopted by the full Board of Directors. The Restated Charter of the Audit Committee is available on our website at www.amsurg.com. Click on “Investors,” “Governance,” and then “Audit Committee.”

The Audit Committee oversees our accounting and financial reporting processes, the audits of our financial statements, including reviewing our publicly released financial information prior to its issuance, the Company’s disclosures set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” and the selection, application and disclosure of critical accounting policies and practices used in such financial statements. The Audit Committee appointed and determined the compensation paid to our independent registered public accounting firm for 2015, reviewed the nature and scope of the annual audit, oversaw and reviewed the independence and qualifications of our independent registered public accounting firm, and approved all audit and non-audit services provided by our independent registered public accounting firm for 2015. The Audit Committee also discussed with management, our director of internal audit and our independent registered public accounting firm our policies with respect to risk assessment and risk management and the quality and adequacy of the Company’s internal controls and processes that could materially affect the Company’s financial statements and financial reporting. The Audit Committee oversaw our internal audit program, including approval of the annual internal audit plan and reviewed the annual budget and staffing for the internal audit program for 2015. Throughout the year, the Audit Committee conferred with the independent registered public accounting firm, our director of internal audit, and our Chief Financial Officer in separate executive sessions to discuss matters that the Audit Committee, the independent registered public accounting firm, the director of internal audit or the Chief Financial Officer believed should be discussed privately with the Audit Committee. The Audit Committee has direct and confidential access to both our internal and external auditors.

The Audit Committee met five times during 2015. As part of the Audit Committee’s oversight of our internal audit program, during 2015 the Audit Committee reviewed and discussed with our director of internal audit the our implementation of the Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company relating to accounting, internal controls and auditing matters and to ensure that such complaints are treated confidentially and anonymously.

Management has the primary responsibility for our financial statements and reporting process. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles in the United States.

In this context, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee also reviewed a report on the effectiveness of our internal control over financial reporting, “Management’s Report on Internal Control over Financial Reporting” and Deloitte & Touche LLP’s “Report of Independent Registered Public Accounting Firm,” which are included in our Annual Report on Form 10-K for the year ended December 31, 2015.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16. In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures and the letter required by the Public Company Accounting Oversight Board’s applicable requirements regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with them their independence from the Company and its management. The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the independent registered public accounting firm’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the full Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC.

THE AUDIT COMMITTEE

James A. Deal
John T. Gawaluck
Henry D. Herr
Kevin P. Lavender
Cynthia S. Miller

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

PROPOSAL 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our shareholders with the opportunity to cast an advisory, non-binding vote on the executive compensation of our named executive officers (referred to herein as “executive compensation”) as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010 (the “Dodd-Frank Act”). While the vote on this proposal is advisory and non-binding, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, highly values the opinions of our shareholders. We will consider the vote of the Company’s shareholders when making compensation decisions for our named executive officers in the future.

We have set forth the compensation of our named executive officers in the Compensation Discussion and Analysis, the tabular disclosure regarding the compensation paid to our executive officers and the accompanying narrative discussion in pages 19 through 33 of this proxy statement. The Company’s executive compensation program is designed to motivate and retain a highly skilled management team who provide leadership and direction for the Company and align their goals and incentives with the best interests of our shareholders.

The Compensation Committee believes our executive compensation program is aligned with the best interests of the Company’s shareholders and reflects a strong pay-for-performance philosophy. Based on the Company’s financial performance in 2015, we believe the compensation paid to our named executive officers was appropriate and reasonable and that our compensation program is sound and in the best interests of the Company and its shareholders. Accordingly, shareholders are being asked to approve the following resolution at the annual meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED on an advisory basis.”

Required Vote; Recommendation of the Board

Approval of this proposal requires the number of shares of common stock voted in favor of the proposal to exceed the number of shares of common stock voted against it. Abstentions and broker non-votes will be counted in determining whether there is a quorum, but will not be voted with respect to the proposal. Therefore, so long as a quorum is present, abstentions and broker non-votes will have no effect on whether this proposal is approved.

The Board of Directors Recommends That You Vote FOR the Approval, on Advisory Basis, of the Company’s Executive Compensation.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based upon such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Kevin P. Lavender, Chairman
James A. Deal
Joey A. Jacobs
Cynthia S. Miller
John W. Popp, Jr., M.D.

Compensation Discussion and Analysis

Introduction. This Compensation Discussion and Analysis (CD&A) provides information about the material components of our executive compensation programs for our Named Executive Officers (NEOs), whose compensation is described in this Proxy Statement. Our NEOs for 2015 are listed below:

Christopher A. Holden	President and Chief Executive Officer
Robert J. Coward	Executive Vice President, President - Physician Services Division and Chief Development Officer
Claire M. Gulmi	Executive Vice President, Chief Financial Officer and Secretary
Philip A. Clendenin	Executive Vice President and President - Ambulatory Services Division
Kevin D. Eastridge	Senior Vice President and Chief Accounting Officer

Our executive compensation program is designed to attract and retain talented leaders to run our business. By rewarding our executives for Company financial performance and execution of key goals, our compensation program aligns our executives with the interests of our shareholders.

Executive Summary. In 2015, strong performance from our senior management team resulted in outstanding operational and financial results. During 2015, our NEOs led the Company's efforts to complete the integration of Sheridan Healthcare with our legacy ambulatory services business and achieve the anticipated benefits of the transaction. The Company acquired Sheridan Healthcare in July 2014, significantly increasing the size and scope of services provided by the Company and creating a leading, physician-centric surgical center and physician outsourcing company with a diversified, complementary business mix and a significantly enhanced growth profile. As of December 31, 2015, Sheridan Healthcare, now referred to as our Physician Services Division, provided services to over 450 healthcare facilities in 29 states and employed over 5,000 full and part time employees. For the year ended December 31, 2015, approximately 52% of our consolidated net revenue was derived from our Physician Services Division. Through the acquisition of Sheridan Healthcare, the Company believes it is well-positioned to address the challenges facing physicians, health systems, payors and communities.

During 2015, the Company exceeded the maximum performance targets under our cash incentive and performance-based stock compensation agreements. For purposes of our short-term incentive compensation plans, during 2015 the Company achieved the Level 4 (maximum) performance targets relating to Company adjusted earnings per share, adjusted EBITDA of the Company’s physician services division, adjusted EBITDA of the Company’s ambulatory services division, and annual earnings of ambulatory services and physician services businesses acquired during 2015, and cash incentives were paid at maximum levels. Refer to Appendix A for a reconciliation of non-GAAP financial measures to GAAP financial measures and the Company's adjusted EBITDA for 2015.

During 2015, the Compensation Committee granted equity awards to the NEOs in the form of both time-based vesting restricted stock and performance-based share units. The performance-based share units may be settled through the delivery of a number of shares of our common stock equal to 0% to 150% of the number of performance share units granted, based upon the Company’s achievement of performance targets related to the Company’s adjusted earnings per share. The common stock issued in settlement of the performance-based share units vests in three equal annual installments beginning on the date of grant of the performance-based share unit. During 2015, the Company exceeded the maximum adjusted earnings per share target, and the performance share units were settled through the delivery of a number of shares of the Company’s common stock equal to the maximum of 150% of the number of performance share units granted. The NEOs also delivered strong performance relative to individual performance objectives relating to key strategic initiatives. Payouts under our short-term incentive and equity compensation plans are identified later in this CD&A.

The Company changed the design of its long-term incentive plan for 2015 to introduce performance-based equity awards into the overall pay mix. For 2015, the NEOs received a portion of their long-term equity incentive compensation in the form of performance-based share units. This represented a departure from the Company’s recent past practice of issuing 100% of equity awards in the form of time-based vesting restricted stock. For 2015, the portion of the annual equity award issued in the form of performance share units was 50% for Mr. Holden, 40% for Mr. Coward and Ms. Gulmi, and 30% for Messrs. Clendenin and Eastridge. The Compensation Committee believes performance-based awards strengthen the alignment between the Company’s executive compensation program and shareholder interests, and issued performance-based units as part of the overall pay mix again in 2016 and increased the portion of equity awards to the NEOs in the form of performance-based share units.

Overview of Compensation Process. The Compensation Committee of our Board of Directors establishes the compensation arrangements for our employees, including our executive officers, and reviews and makes recommendations to the full Board of Directors regarding non-employee director compensation. The Compensation Committee also administers our stock incentive plans and other compensation plans in which our employees participate. It is the responsibility of the Compensation Committee to determine whether, in its judgment, our executive compensation policies are reasonable and appropriate, meet the stated objectives of those policies and effectively serve the best interests of the Company and our shareholders. Each member of the Compensation Committee is an “independent director” as defined under the applicable rules of The Nasdaq Stock Market and the Guidelines, a “non-employee director” as defined in Rule 16b-3 of the rules promulgated under the Exchange Act, and an “outside director” for the purposes of the Internal Revenue Code of 1986, as amended, in each case as determined by our Board of Directors.

The Compensation Committee reviews our compensation policies on an annual basis based upon our financial performance, our annual budget, our position within the health care services industry and the compensation policies of similar companies in the health care services industry to ensure that our executive officers are rewarded appropriately for their contributions to the Company and that our overall compensation strategy supports our objectives, as well as shareholder interests. The compensation of individual executives is reviewed annually in light of the compensation policies for that year. The Compensation Committee believes that, while the Company competes generally with other health care services companies, the Company is a leading national provider of ambulatory surgery services and multi-specialty outsourced physician services to hospitals, ASCs and other healthcare facilities. The Compensation Committee believes these are important factors in determining executive compensation and in analyzing comparable financial performance.

In setting and reviewing executive compensation, in addition to corporate performance, the Compensation Committee believes it is appropriate to consider the level of experience and responsibilities of each executive, as well as the personal contributions a particular individual may make to the success of the corporate enterprise. Such qualitative factors as leadership skills, analytical initiative, potential for growth in overall abilities, contribution to the Company, and organizational development are deemed to be important qualitative factors to take into account in considering levels of compensation. No relative weight is assigned to these qualitative factors, which are applied subjectively by the Compensation Committee.

2015 Advisory Say-on-Pay Vote. At our 2015 annual meeting of shareholders, our shareholders overwhelmingly approved our compensation policies and practices for 2015 through the advisory “say on pay” vote. Of the more than 45 million votes cast, over 94% were cast in favor of approval of our compensation policies and practices. The Compensation Committee and the other members of our Board of Directors believe these voting results reflect our shareholders’ endorsement of our executive compensation program and affirms alignment of our program with shareholder interests. The Compensation Committee considered these results and made decisions in 2016 that are consistent with our compensation philosophy and objectives. These actions recognized the Company’s 2015 performance, and continued to align executive pay with Company performance results.

Role of Chief Executive Officer in Compensation Decisions. The Compensation Committee makes all decisions regarding the compensation of our executive officers. The Compensation Committee annually evaluates the performance of our executive officers, and our Chief Executive Officer provides the Compensation Committee with his assessment of the performance of our executive officers other than himself. The Compensation Committee establishes guidelines for the compensation arrangements for our employees other than the executive officers, and final decisions regarding the compensation of those employees is made by our Chief Executive Officer in consultation with other members of management. Our Chief Executive Officer does not participate in the Committee’s deliberations regarding his compensation.

Role of the Compensation Consultant. The Compensation Committee engages an independent compensation consulting firm to review the compensation program for our employees, including the executive officers, and provide the Compensation Committee with relevant market and other data and alternatives to consider when making compensation decisions, including the mix of cash and non-cash compensation and the form and value of equity-based awards. The Compensation Committee uses information provided by its compensation consultant and recommendations from our Chief Executive Officer to determine the appropriate level and mix of total compensation, including incentive compensation. The Compensation Committee's consultant also advises the Compensation Committee with respect to the compensation arrangements for our non-employee directors. For 2015, the Compensation Committee engaged Pearl Meyer & Partners as its independent compensation consultant. For 2016, the Compensation Committee has engaged Frederic W. Cook & Co., Inc. as its independent compensation consultant. The Compensation Committee assessed the independence of Pearl Meyer & Partners and Frederic W. Cook & Co., Inc. pursuant to Securities and Exchange Commission rules and concluded that no conflict of interest exists that would prevent them from serving as an independent consultant to the Compensation Committee.

What Is Our Philosophy of Executive Officer Compensation? The primary objectives of our executive compensation policies are:

•
to attract and retain talented executives by providing compensation that is, overall, highly competitive with the compensation provided to executives at companies of comparable position in the health care services industry, while maintaining compensation within levels that are consistent with our annual budget, financial objectives and operating performance;

•	to provide appropriate performance-based incentives for executives to work toward or exceed the achievement of our annual financial performance and business goals based on our annual budget; and

•
to closely align the interests of our executives with those of our shareholders and the long-term interests of the Company by providing long-term incentive compensation in the form of equity-based compensation.

The Compensation Committee is committed to a strong link between our financial and strategic objectives and our compensation and benefit practices. It is the Committee’s objective to have a substantial portion of each executive officer’s compensation contingent upon our performance, as well as upon his or her individual performance. Accordingly, in addition to the Company’s strategic and financial performance, the Compensation Committee’s compensation philosophy for an executive officer emphasizes an overall analysis of the executive’s performance for the prior year, his or her projected role and responsibilities, required impact on execution of our strategy, external pay practices, total cash and equity compensation internally, retention considerations and other factors the Compensation Committee deems appropriate.

Compensation Risk Assessment. The Compensation Committee has reviewed the design and operation of our compensation plans and policies to determine whether they encourage excessive or inappropriate risk taking by our employees, including our NEOs. This assessment included a review of our business and the design of our incentive plans and policies. Our compensation arrangements include base salaries at levels that the Compensation Committee believes provides employees with a steady income so that they are not encouraged to focus on short-term performance criteria to the detriment of other important Company measures. The performance measures used in our incentive-based compensation arrangements are primarily Company measures rather than individual measures (which we believe encourages executives and other employees to focus on overall corporate performance rather than individual performance), provide for payments based upon multiple performance measures and at multiple levels of performance, and are generally capped at a specified percentage of annual salary. Although some of our employees are compensated based upon new acquisition and development activity, the incentives are based upon departmental performance rather than individual performance and transactions are all approved at the corporate level. For long-term compensation, we grant equity-based awards that have multi-year vesting periods, which we believe aligns employees’ interests with the long-term interests of the Company and its shareholders. Based upon its review, the Compensation Committee has determined that the Company’s compensation plans and policies, taken as a whole, are not reasonably likely to have a material adverse effect on the Company.

Elements of 2015 Executive Compensation. The Company created a mix of compensation components, consistent with the Company’s compensation philosophy, to deliver each NEO’s 2015 targeted total compensation. A significant portion of our NEOs’ compensation at target levels is variable and at risk (50% for our CEO and 36% for our other NEOs in 2015). For the fiscal year ended December 31, 2015, the principal components of compensation for our executive officers were:

Base Salary. We provide executive officers with base salaries to compensate them for services provided during the year. The Compensation Committee generally establishes base salaries for our executive officers on an annual basis at a meeting of the Compensation Committee held in the first quarter of the year. In determining whether an increase in base compensation for the executive officers is appropriate, the Compensation Committee considers the performance of the Company and the executive officer during the prior year, the executive officer’s level of base salary relative to other executive officers of the Company and executive officers at comparable companies, changes to the position and responsibilities of the executive officers, and the recommendations of the Chief Executive Officer. The weighting of these and other relevant factors is determined on a case-by-case basis for each executive officer. Based upon these factors, the Compensation Committee approved base salaries for our NEOs for 2015 and 2014 as follows:

Name	2015 Base Salary	2014 Base Salary	Percentage Change
Christopher A. Holden President and Chief Executive Officer	$1,000,000	$765,908	30.6%
Robert J. Coward (1) Executive Vice President, President Physician Services Division and Chief Development Officer	$657,280	$632,000	4.0%
Claire M. Gulmi Executive Vice President, Chief Financial Officer and Secretary	$500,000	$459,680	8.8%
Phillip A. Clendenin Executive Vice President and President - Ambulatory Services Division	$425,000	$362,250	17.3%
Kevin D. Eastridge Senior Vice President and Chief Accounting Officer	$370,000	$312,000	18.6%

(1)	Robert J. Coward joined the Company as President - Physician Services Division in July 2014 following the Sheridan transaction. His base salary for 2014 was $632,000.

The Compensation Committee determined to increase the annual base salaries of the NEOs for 2015 to reflect the increased responsibilities of the NEOs as a result of the increase in the size and complexity of the Company’s business and operations following the acquisition of Sheridan Healthcare by the Company in July 2014, as well as the superior performance by the NEOs in connection with the consummation of the Sheridan Healthcare transaction, the integration of Sheridan’s business and operations with the Company's legacy operations and execution of the Company's operating strategy.

Cash Incentive. The Compensation Committee believes a substantial portion of our executive officers’ compensation should be incentive-based. To link executive compensation and short-term performance, the Compensation Committee relies on annual cash bonuses awarded to our executive officers based upon the extent to which our actual earnings during a fiscal year, net of the compensation expense related to any bonuses earned, meet or exceed earnings targets approved by the Compensation Committee for such fiscal year and other specific performance measures related to each executive officer’s specific area of responsibility. Specific targets relating to an executive officer’s area of responsibility include targets relating to division earnings, new acquisition and development activity, as well as personal performance goals approved by the Compensation Committee. Executive officers do not receive a bonus pursuant to the plan with respect to a bonus measure if performance was below the minimum target with respect to that measure. In establishing our annual cash bonus plan, the Compensation Committee reviews data prepared by its independent consultant and the recommendations of the Chief Executive Officer in determining the percentage bonus based upon specific performance targets and the maximum total bonus potential for the executive officers.

Executive Short-term Incentive Bonus Metric Allocation

For our 2015 bonus plan, the percentage of the cash bonuses allocated to each performance target for the NEOs is set forth in the table below.

Name	AmSurg Corp. Adjusted Earnings Per Share	Personal Performance Goals	EBITDA of Acquired Physician Practices and Surgery Centers	Ambulatory Services Adjusted EBITDA	Physician Services Adjusted EBITDA
Christopher A. Holden	50%	30%	20%	—	—
Robert J. Coward	20%	20%	40%	—	20%
Claire M. Gulmi	50%	30%	20%	—	—
Philip A. Clendenin	20%	30%	20%	30%	—
Kevin D. Eastridge	50%	30%	20%	—	—

Maximum Target and Maximum Bonus Payments

The cash bonuses paid to the NEOs for 2015 and the target and maximum total bonus awards, as a percentage of their base salaries, for is set forth in the table below.

Name	2015 Bonus ($)	Target Cash Incentive (as a % of Base Salary)	Maximum Cash Incentive (as % of Base Salary)
Christopher A. Holden	1,700,000	100%	170%
Robert J. Coward	887,328	75%	135%
Claire M. Gulmi	510,000	60%	102%
Philip A. Clendenin	433,500	60%	102%
Kevin D. Eastridge	314,500	50%	85%

For 2015, the Compensation Committee approved four target levels for the bonus measures relating to Company adjusted earnings per share, physician services adjusted EBITDA, ambulatory services adjusted EBITDA, and EBITDA of physician practices and surgery centers acquired during 2015. For the 2015 bonus plan, the Compensation Committee included a bonus measure relating to physician services adjusted EBITDA and ambulatory services adjusted EBITDA to provide bonus measures relating to the Company's two operating divisions. The available target levels consist of Level 1, which represented the minimum payout, through Level 4, which represents the maximum payout. The executive officers were eligible to earn a bonus equal to a specified portion of his or her base salary based upon meeting or exceeding each bonus target.

For 2015, targets and associated results relating to Company's short-term incentive plan are as follows (dollars in millions, except per share amounts):

2015 Targets (1)	Low ($)	High ($)	2015 Results
Adjusted earnings per share	3.29	3.34	Level 4
EBITDA of acquired physician practices and surgery centers	23.7	35.4	Level 4
Ambulatory services adjusted EBITDA	212.5	217.9	Level 4
Physician services adjusted EBITDA	235.7	241.6	Level 4

(1) Refer to Appendix A for a reconciliation of non-GAAP financial measures to GAAP financial measures and the Company's adjusted EBITDA for 2015.

In addition, during 2015 each of the executive officers achieved 100% of his or her personal performance goals. The personal performance goal measures included measures relating to each executive officer’s area of responsibility, including the Company’s acquisition and development activities, integration of Sheridan Healthcare with the business of the Company, departmental goals relating to revenue growth and expense management, improvements to the Company’s financial reporting and accounting systems and other strategic initiatives.

Historical Short-term Incentive Metric Results

In prior years, the Compensation Committee approved multiple target levels for each bonus measure. The available target levels consisted of Level 1, which represented the minimum payout, through Level 4, which represented the maximum payout, with the exception of the corporate earnings metric, which had a Level 5 payout. The Level 5 payout for corporate earnings was eliminated in 2015 to bring consistency across all metrics. Bonus measures have included targets relating to corporate earnings, ambulatory services earnings, earnings of surgery centers acquired and personal performance goals. The Compensation Committee considers the earnings and performance bonus targets above the minimum level to be a “reach” and thus, while designed to be attainable, achievement of those bonus targets requires strong performance and execution.

The achievement of bonus measure target levels for 2012, 2013 and 2014 were as follows:

Metric	2014	2013	2012
Corporate earnings	Minimum Target Not Met	Level 5	Level 3
Ambulatory services earnings	Minimum Target Not Met	Level 1	Level 1
Earnings of surgery centers acquired	Level 1	Minimum Target Not Met	Level 4

During both 2012 and 2013, four of the executive officers met each of his or her personal performance goals, and one executive officer met 80% of his personal performance goals. During 2014, four of the executive officers met each of his or her personal performance goals, two executive officers met 80% of his personal performance goals, and one executive officer met 75% of his personal performance goals.

Long Term Equity Incentives. The Compensation Committee believes that an integral part of our executive compensation program is equity-based compensation plans that align our executive officers’ long-range interests with those of our shareholders. All equity-based awards are granted pursuant to incentive plans approved by our shareholders. The Compensation Committee determines the components and amounts of equity-based awards to the executive officers based upon, among other factors, the recommendations of the Chief Executive Officer, prior equity grants, individual and Company performance, our annual budget, retention considerations, the estimated annual financial accounting compensation expense associated with the awards and the practices of peer group companies. The weighting of these and other relevant factors is determined on a case-by-case basis for each executive officer. Equity-based awards are granted in part to reward the senior executives for their long-term strategic management of the Company, and to motivate the executives to create shareholder value. They also reflect the Compensation Committee’s objective to provide a significant portion of compensation for executives in the form of long-term equity-linked awards.

The amount of the equity awards for 2015 was determined by reference to a dollar amount of compensation equal to a specified percentage of the executive officers’ base salaries. In determining the value of equity awards granted to the executive officers for 2015, the Compensation Committee considered the recommendations of our Chief Executive Officer, individual and Company performance during 2015, and market and other factors. Based upon the foregoing, the Compensation Committee approved equity grants to the NEOs as follows:

Name	Value of Equity Award ($)	Percentage of 2015 Base Salary
Christopher A. Holden	4,280,980	428%
Robert J. Coward	788,730	120%
Claire M. Gulmi	999,970	200%
Phillip A. Clendenin	637,488	150%
Kevin D. Eastridge	517,990	140%

After determining the dollar amount of compensation to be paid through equity grants, the Compensation Committee determined the allocation of the equity grants between time-based vesting restricted stock and performance-based share units. The Compensation Committee determined to issue 50% of the value of the annual equity award to Mr. Holden in the form of performance share units, 40% for Mr. Coward and Ms. Gulmi, and 30% for Messrs. Clendenin and Eastridge. The number of shares of restricted stock and performance-based share units issued was determined by dividing the amount of compensation by an amount equal to 100% of the closing price of our common stock on the grant date.

The time-based vesting restricted shares granted during 2015 to our executive officers vest in three equal, annual installments beginning on the second anniversary of the date of grant. The performance-based share units are settled through the delivery of a number of shares of common stock equal to 0% to 150% of the number of performance units granted, based upon the Company's achievement of performance targets related to Company adjusted earnings per share during 2015. For 2015, the range of adjusted earnings per share targets ranged from $3.28 per share to $3.34 per share. The common stock issued in settlement of the performance-based share units vest in three equal annual installments beginning on the date of grant of the performance-based share unit. Refer to Appendix A for a reconciliation of non-GAAP financial measures to GAAP financial measures.

During 2015, the Company’s performance exceeded the maximum adjusted earnings per share target relating to the performance-based share units, and the performance share units were settled through the delivery of shares of the Company’s common stock equal to 150% of the number of performance share units granted. The number of shares of time-based vesting restricted stock and the number of performance-based share units issued in 2015 and the number of shares of common stock issued to settle the performance-based units was as follows:

Name	Shares of Time Based Restricted Stock (#)	Performance Share Units (#)	Shares of Common Stock Issued to Settle PSUs (#)
Christopher A. Holden	38,637	38,637	57,957
Robert J. Coward	8,542	5,695	8,543
Claire M. Gulmi	10,830	7,220	10,831
Phillip A. Clendenin	8,055	3,452	5,179
Kevin D. Eastridge	6,545	2,805	4,209

The Compensation Committee generally awards long-term equity incentives to employees, including the NEOs, on an annual basis at a meeting of the Compensation Committee held in the first quarter of the year. The Compensation Committee may grant additional awards to employees under other circumstances.

Retirement Plans. The Compensation Committee believes that an important aspect of attracting and retaining qualified individuals to serve as executive officers involves providing methods for those individuals to save for retirement. Some of those methods are available to our employees generally, and some are available to a smaller group recognizing the limitations on amounts that may be saved under our qualified plans.

Supplemental Executive Retirement Plan. During 2015, the Company maintained a non-qualified deferred compensation plan allowing employees at the executive level of vice president or higher to make pre-tax contributions to an investment account established in the executive’s name. Executives may elect to defer up to 50% of their base compensation and up to 50% of their bonus compensation otherwise payable to such executives during the calendar year. The Compensation Committee determines the amount of Company contributions to the plan on an annual basis, and during 2015 the Company agreed to make contributions to the plan in an amount equal to 6% of the annual base compensation of the executives, and additional contributions to the plan up to a maximum of 18% of the annual base salary of such executives based upon the attainment of Company adjusted earnings per share targets. The Compensation Committee approved four target levels for 2015 relating to Company adjusted earnings per share ranging from $3.30 per share to $3.35 per share. During 2015, the plan provided for Company contributions to the plan as follows:

•	minimum of 6% of the executives’ base salaries;

•	8% of the executives’ base salaries if the Company met the Level 1 earnings target;

•	10% of the executives’ base salaries if the Company met the Level 2 earnings target;

•	15% of the executives’ base salaries if the Company met the Level 3 earnings target; and

•	18% of the executives’ base salaries if the Company met the Level 4 earnings target.

During 2015, the Company achieved the Level 4 earnings target, and the NEOs received the maximum contribution of 18% of his or her base salary. Participants in the supplemental executive retirement plan are fully vested in their contributions to the plan. The Company’s contributions to the plan vest in equal, annual installments over five years, subject to automatic vesting if the executive retires, dies or becomes disabled, if the plan terminates or if there is a change in control of the Company. Participants in the plan direct the investment of their accounts in investment alternatives that the Company selects. All contributions to the plan are subject to claims of our creditors.

401(k) Plan. The Company maintains a 401(k) plan. During 2015, the 401(k) plan provided for a matching contribution by the Company of 45% of the participant’s voluntary salary contributions, with a maximum Company contribution of 45% of the first 6% of the participant’s salary contributed by the participant, up to the maximum voluntary salary contribution established by the U.S. Department of Labor.

Perquisites and Other Benefits. The Company does not generally provide material perquisites that are not, in the Compensation Committee’s view, integrally and directly related to the executive officers’ duties. Our executive officers also participate in other broad-based benefit programs that are generally available to our salaried employees, including health, dental and life insurance programs.

2016 Executive Compensation. During the first quarter of 2016, the Compensation Committee established 2016 base salaries and bonus criteria for the executive officers and granted equity awards to the executive officers. The 2016 base salaries for the NEOs are as follows: Mr. Holden, $1,040,000; Mr. Coward, $683,000; Ms. Gulmi, $530,000; Mr. Clendenin, $450,000; and Mr. Eastridge, $392,000. The Compensation Committee also approved the Company’s cash bonus plan for 2016. Pursuant to the 2016 bonus plan, cash bonuses for Messrs. Holden and Eastridge and Ms. Gulmi will be based 50% upon the attainment of targets relating to Company adjusted earnings per share, 30% upon the attainment of personal performance goals, and 20% upon the EBITDA of acquired physician practices and surgery centers during 2016. The cash bonus for Mr. Coward will be based 20% upon the attainment of targets relating to Company adjusted earnings per share, 20% upon the attainment of personal performance goals, 20% upon targets related to physician services adjusted EBITDA, and 40% upon the EBITDA of acquired physician practices and surgery centers during 2016. The cash bonus for Mr. Clendenin will be based 20% upon the attainment of targets relating to Company adjusted earnings per share, 30% upon the attainment of personal performance goals, 30% upon targets related to ambulatory services adjusted EBITDA, and 20% upon the EBITDA of acquired physician practices and surgery centers during 2016. The maximum total bonus award that the executive officers can receive in 2016 is 213% for Mr. Holden, 128% for Mr. Coward, 135% for Mr. Clendenin, and 111% for Ms. Gulmi and for Mr. Eastridge.

In determining the equity awards granted to the executive officers during 2016, the Compensation Committee considered, among other factors, the recommendations of the Chief Executive Officer, individual and Company performance, our annual budget for 2016, the estimated annual financial accounting compensation expense associated with stock award, the practices of peer group companies in granting equity incentives, and the benefits to the Company and its shareholders of granting performance-based equity awards to the Company’s executive officers. Based upon those considerations and following discussions with the Chief Executive Officer, the Compensation Committee determined to again grant equity awards in 2016 in the form of both time-based vesting restricted stock and performance-based share units. The Compensation Committee determined the dollar amount of compensation to be paid through equity awards, and the number of shares of restricted stock and performance share units granted was determined by dividing the dollar amount of compensation by an amount equal to 100% of the closing price of our common stock on the date of grant. The time-based vesting restricted shares granted during

2016 vest in three equal, annual installments beginning on the second anniversary of the date of grant. The performance-based share units may be settled through the delivery of a number of shares of Common Stock equal to 0% to 150% of the number of performance share units granted, based upon the Company’s achievement of performance targets related to Company adjusted earnings per share during 2016. The common stock issued pursuant to performance share units vest in three equal annual installments beginning on the performance share unit date of grant. The Compensation Committee approved 2016 equity grants the NEOs as follows:

Name	Value of Equity Award ($)	Percentage of 2016 Base Salary	Shares of Time Based Restricted Stock (%)	Performance Share Units (%)
Christopher A. Holden	4,000,000	385%	40%	60%
Robert J. Coward	1,366,000	200%	50%	50%
Claire M. Gulmi	1,060,000	200%	60%	40%
Phillip A. Clendenin	742,500	165%	50%	50%
Kevin D. Eastridge	646,800	165%	60%	40%

In February 2016, the Compensation Committee approved an additional equity award of 202,758 shares of time-based vesting restricted stock to Mr. Holden. The Compensation Committee determined to award the stock to Mr. Holden in recognition of his superior leadership and performance as President and Chief Executive Officer of the Company since joining the Company in October 2007, the significant growth in the Company’s legacy ambulatory services business during his tenure, and his leadership and performance through the Company’s acquisition of Sheridan Healthcare in July 2014, a transaction that transformed the Company and significantly diversified the Company’s business. The Compensation Committee considered that the Company successfully completed the integration of Sheridan Healthcare, achieved or exceeded the synergies anticipated to be generated by the transaction and has realized many of the anticipated benefits of the transaction. The Compensation Committee also considered that from the announcement of the Sheridan transaction on May 29, 2014 through December 31, 2015, the trading price of the Company’s common stock increased from $42.80 per share to $76.00 per share, creating over $1.5 billion of value for the Company’s shareholders. The Compensation Committee believes the award, which will vest in four equal installments commencing on February 2, 2017, will help to further align his interests with the Company’s shareholders, retain his services as the Chief Executive Officer of the Company, and incentivize him to continue to create value for the Company’s shareholders.

Benefits Upon Termination of Employment. We have employment agreements with each of our NEOs. The agreements provide for severance and the continuation of health and life insurance benefits in the event the executive officer is terminated without cause. The employment agreements with Messrs. Holden, Coward, Clendenin and Eastridge and Ms. Gulmi provide for severance equal to two times his or her base salary, two times his her target bonus and a pro rata portion of his or her bonus for the year of termination, and continuation of coverage under the Company’s health and life insurance plans for a period of two years. Additionally, the employment agreements provide for the acceleration of all time-based equity awards held by the executives at the time of his or her termination without cause or for good reason, unless his or her employment is terminated without cause following the failure of the Company to achieve at least 85% of the budgeted level of earnings from continuing operations before income taxes during any two years during the consecutive three fiscal year period prior to termination. If Mr. Holden is terminated without cause or resigns under certain circumstances within 12 months following a change in control, he will receive (i) three times his base salary, (ii) three times his target bonus and a pro rata portion of his bonus for the year of termination, (iii) continuation of coverage under the Company’s health and life insurance plans for a period of three years and and (iv) acceleration of all time-based equity awards held at the time of termination. If Messrs. Coward, Clendenin or Eastridge or Ms. Gulmi is terminated without cause or resigns under certain circumstances within 12 months following a change in control, he or she will receive (i) two times his or her base salary, (ii) two times his or her target bonus and a pro rata portion of his or her bonus for the year of termination, (iii) continuation of coverage under the Company’s health and life insurance plans for a period of two years, and (iv) acceleration of all time-based equity awards held at the time of termination. The Compensation Committee believes that the severance provisions contained in the employment agreements are reasonable and an important element in attracting and retaining executive officers. See “Potential Payments Upon Termination or Change in Control” below for information with respect to potential payments and benefits under the employment agreements with the NEOs and our other compensation arrangements upon the termination of the NEOs.

Tax and Accounting Matters. Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to certain of our NEOs. Under Internal Revenue Service regulations, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Compensation Committee considers the impact of Section 162(m) in the design of our compensation arrangements, although it does not necessarily seek to limit executive compensation to amounts deductible under Section 162(m). We operate our compensation programs with the intention of complying with Section 409A of the Code.

Stock Ownership Guidelines

We have established stock ownership guidelines for our executive officers and non-employee directors. Our stock ownership guidelines require our Chief Executive Officer to maintain stock ownership valued at four times his base salary and require our other executive officers to maintain stock ownership valued at two times their base salaries. Executive officers must retain 75% of the net number of shares acquired (after payment of the exercise price, if any, and taxes) upon the exercise of stock options and the vesting of restricted stock until they meet the guidelines. Executive officers are expected to meet these stock ownership guidelines within five years following their date of hire or promotion, as applicable. Officers who do not comply with the guidelines may not be eligible for future equity awards.

Recoupment Policy

The Company has adopted a recoupment policy that allows the Company to recover any incentive compensation awarded or paid based on (i) achievement of financial results that were subsequently the subject of a restatement due to material noncompliance with any financial reporting requirement under either GAAP or the federal securities laws, other than as a result of changes to accounting rules and regulations, or (ii) a subsequent finding that the financial information or performance metrics used by the Compensation Committee to determine the amount of the incentive compensation were materially inaccurate, in each case regardless of individual fault.

Anti-Hedging, Anti-Short Sale and Anti-Pledging Policies

The Company has established an anti-hedging policy that prohibits the Company’s officers from engaging in hedging or monetization transactions with respect to the Company’s securities, including, without limitation, prepaid variable forward contracts, equity swaps, collars, puts, calls or other derivative securities that are designed to hedge or offset a decrease in market value of the Company’s securities. The Company’s officers are also restricted from engaging in short sales related to the Company’s securities. The Company has established an anti-pledging policy that prohibits the Company’s officers from pledging the Company’s securities as collateral for a non-recourse loan, pledging the Company’s securities as collateral in a margin account, or pledging the Company’s securities that are required to comply with the Company’s stock ownership guidelines.

2015 Summary Executive Compensation Table

The following table sets forth information concerning total compensation paid or earned during the 2015 fiscal year for the persons who served during 2015 as our Chief Executive Officer, Chief Financial Officer, other three most highly compensated executive officers. We will refer to the foregoing individuals as the “NEOs.” As reflected in the table below, the primary components of the Company’s compensation program are cash compensation, consisting of a mix of base salary and cash bonus compensation, and equity compensation, consisting of restricted shares of the Company’s common stock and stock options with time-based vesting.

Name and Principal Position	Year	Salary ($)	Stock Awards (1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	All Other Compensation (3) ($)	Total ($)
Christopher A. Holden	2015	1,000,000	4,280,980	1,700,000	190,800	7,171,780
President and Chief Executive Officer	2014	765,908	1,876,502	459,544	53,303	3,155,257
	2013	736,450	1,546,549	650,985	136,936	3,070,920
Robert J. Coward (4)	2015	657,280	788,730	887,328	118,310	2,451,648
Executive Vice President, President - Physician	2014	291,369	1,000,000	426,600	17,482	1,735,451
Services Division and Chief Development
Officer
Claire M. Gulmi	2015	500,000	999,970	510,000	98,440	2,108,410
Executive Vice President, Chief Financial	2014	459,680	551,618	165,485	35,174	1,211,957
Officer and Secretary	2013	442,000	654,162	234,424	85,384	1,415,970
Phillip A. Clendenin	2015	425,000	637,488	433,500	86,151	1,582,139
Executive Vice President and President -	2014	362,250	416,595	120,629	30,248	929,722
Ambulatory Services Division	2013	350,000	409,506	156,382	67,994	983,882
Kevin D. Eastridge	2015	370,000	517,990	314,500	71,543	1,274,033
Senior Vice President and Chief Accounting	2014	312,000	343,193	87,360	23,136	765,689
Officer	2013	300,000	339,003	123,753	57,871	820,627

(1)
Reflects the aggregate grant date fair value for the awards calculated in accordance with FASB ASC Topic 718. See Note 1(c) to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 regarding the assumptions underlying valuation of equity awards.

(2)	Reflects bonuses earned during the fiscal year pursuant to our cash bonus plan and, for 2014, our supplemental development bonus plan.

(3)
Reflects, for 2015, (a) Company matching contributions to the 401(k) plan of $10,800 for Mr. Holden, $8,440 for Ms. Gulmi, $9,651 for Mr. Clendenin, and $4,943 for Mr. Eastridge, (b) Company contributions to the supplemental executive retirement savings plan of $180,000 for Mr. Holden, $118,310 for Mr. Coward, $90,000 for Ms. Gulmi, $76,500 for Mr. Clendenin, and $66,600 for Mr. Eastridge.

(4)	Mr. Coward commenced employment with the Company on July 16, 2014. His base salary for 2014 was $632,000, of which $291,369 was paid during 2015.

Employment Agreements

We have entered into employment agreements with each of our NEOs. The employment agreements provide for a minimum base salary and such other increases as the Compensation Committee determines to be appropriate. The employment agreements have terms expiring on December 31 of each year, but contain a provision that automatically extends the term for an additional one year on each successive anniversary date unless the Company gives the executive notice of its intent not to extend the term of the agreement not less than 60 days prior to the applicable December 31 of the agreement. The agreements provide that if we elect not to extend the executive’s employment, the executive will be considered to have been terminated without cause. In the event the executive’s employment with the Company is terminated as a result of the executive’s disability, each executive other than Mr. Holden is entitled to receive a pro rata portion of his or her annual bonus, his or her base salary and benefits for a period of 12 months, and thereafter shall receive benefits in accordance with Company policy as in effect from time to time, and Mr. Holden is entitled to a pro rata portion of his annual bonus, his base salary and benefits for a period of 24 months, and thereafter shall receive benefits in accordance with Company policy as in effect from time to time. In the event the executive’s employment with the Company is terminated by the Company following a felony conviction of the executive, the failure of the executive to contest prosecution for a felony, conviction of the executive of a crime involving moral turpitude, or willful and continued misconduct or gross negligence by the executive in the performance of his or her duties (the foregoing constitutes termination for “cause”), the Company shall have no further obligations under the employment agreement. In the event the Company terminates the executive without cause or the executive resigns because the Company has significantly changed the scope and nature of his or her authority and responsibilities, reduced his or her base salary or overall compensation or changed the location at which he or she is required to perform his or her duties to the Company (the foregoing constitutes termination for “good reason”), the executive will be entitled to receive a severance payment equal to two times his or her base salary, two times his or her target annual bonus, a pro rata portion of his or her annual bonus and shall continue to be covered by the Company’s health and life insurance plans for a period of two years. Additionally, the employment agreements provide for the acceleration of all time-based equity awards held by the executives at the time of his or her termination without cause or for good reason, unless his or her employment is terminated without cause following the failure of the Company to achieve at least 85% of the budgeted level of earnings from continuing operations before income taxes during any two years during the consecutive three fiscal year period prior to termination. If the executive is terminated without cause or resigns for good reason within 12 months following a change in control, he or she will receive (i) two times his or her base salary, (ii) two times his or her target annual bonus and a pro rata portion of his or her annual bonus, (iii) shall continue to be covered by the Company’s health and life insurance plans for a period of two years, except in the case of Mr. Holden, in which he will receive a payment equal to three times his base salary, three times his target annual bonus and a pro rata portion of his annual bonus and shall continue to be covered by the Company’s health and life insurance plans for a period of three years, and (iv) acceleration of all time-based equity awards held at the time of termination.. The employment agreements contain a restrictive covenant pursuant to which each executive officer has agreed not to compete with us for a period of two years following the date of the executive officer’s termination of employment.

2015 Grants of Plan-Based Awards

The following table sets forth information regarding the 2015 grants of plan-based awards to the NEOs. All restricted shares of the Company’s common stock were issued pursuant to the Company’s 2014 Equity and Incentive Plan.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards
Name	Grant Date	Threshold ($) (1)	Target ($)	Maximum ($)	Number of Shares of Stock (#)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Christopher A. Holden	2/3/2015 (3)	37,500	1,000,000	1,700,000	77,274	4,280,980
Robert J. Coward	2/3/2015 (3)	23,662	492,960	885,258	14,237	788,730
Claire M. Gulmi	2/3/2015 (3)	11,250	300,000	510,000	18,050	999,970
Phillip A. Clendenin	2/3/2015 (3)	11,475	255,000	433,500	11,507	637,488
Kevin D. Eastridge	2/3/2015 (3)	9,250	185,000	314,500	9,350	517,990

(1)	The “Threshold” bonus amount is determined based upon the minimum bonus each NEO could earn pursuant to 2015 bonus plan.

(2)	Reflects the aggregate grant date fair value for the awards calculated in accordance with FASB ASC Topic 718.

(3)	Vests in three equal annual installments beginning on the second anniversary of the date of grant.

Outstanding Equity Awards at 2015 Year End

The following table sets forth information regarding outstanding equity awards held by the NEOs at December 31, 2015. Equity awards vest, or the restrictions applicable to the awards lapse, in three equal annual installments beginning on the second anniversary of the date of the grant.

		Restricted Stock Awards		Performance Share Units
Name	Grant Date	Number of Shares of Stock that Have not Vested (#)	Market Value of Shares of Stock that Have not Vested ($) (1)	Number of Units that Have not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($) (1)
Christopher A. Holden	02/02/2012	15,035	1,142,660	—	—
	01/31/2013	33,035	2,510,660	—	—
	01/30/2014	44,278	3,365,128	—	—
	02/03/2015	38,637	2,936,412	57,957	4,404,732
Robert J. Coward	07/16/2014	21,004	1,596,304	—	—
	02/03/2015	8,542	649,192	8,543	649,268
Claire M. Gulmi	02/02/2012	6,745	512,620	—	—
	01/31/2013	13,973	1,061,948	—	—
	01/30/2014	13,016	989,216	—	—
	02/03/2015	10,830	823,080	10,831	823,156
Phillip A. Clendenin	02/02/2012	4,195	318,820	—	—
	01/31/2013	8,747	664,772	—	—
	01/30/2014	9,830	747,080	—	—
	02/03/2015	8,055	612,180	5,179	393,604
Kevin D. Eastridge	02/02/2012	3,610	274,360	—	—
	01/31/2013	7,241	550,316	—	—
	01/30/2014	8,098	615,448	—	—
	02/03/2015	6,545	497,420	4,209	319,884

(1)	Market value is determined based on the market price of our common stock on December 31, 2015 ($76.00 per share).

Option Exercises and Stock Vested During 2015

The following table shows the amounts received by the NEOs upon the exercise of stock options during fiscal 2015 and information with respect to the vesting of restricted stock awards during 2015. Mr. Coward has no stock options and did not have any restricted stock awards vest in 2015.

	Option Awards		Stock Awards
	Number of Shares Acquired Upon Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting ($) (2)
Christopher A. Holden	—	—	47,601	2,617,301
Robert J. Coward	—	—	—	—
Claire M. Gulmi	24,008	946,544	22,100	1,215,295
Phillip A. Clendenin	—	—	13,273	729,803
Kevin D. Eastridge	—	—	11,487	631,614

(1)	Pursuant to the terms of the applicable award agreement, certain of these shares were withheld to satisfy the Company’s tax withholding obligations.

(2)	The value realized upon the vesting of restricted shares is calculated based upon the closing price of our common stock on Nasdaq on the applicable vesting date.

2015 Nonqualified Deferred Compensation

During 2015, the Company maintained a supplemental executive retirement plan that allowed employees who were at the executive level of vice president or higher to make pre-tax contributions to an investment account established in such executive’s name. Executives could elect to defer up to 50% of their base compensation and up to 50% of their bonus compensation otherwise payable to such executives during the calendar year. The Compensation Committee determines the amount of Company contributions to the plan on an annual basis, and during 2015 the Company agreed to make contributions to the plan in an amount equal to 6% of the annual base compensation of the executives, and additional contributions to the plan up to a maximum of 18% of the annual base salary of such executives based upon the attainment of Company adjusted earnings per share targets. The Compensation Committee approved four target levels for 2015 related to Company adjusted earnings per share ranging from $3.30 per share to $3.35 per share. During 2015, the plan provided for Company contributions to the plan as follows:

•	minimum of 6% of the executives’ base salaries;

•	8% of the executives’ base salaries if the Company met the Level 1 earnings target;

•	10% of the executives’ base salaries if the Company met the Level 2 earnings target;

•	15% of the executives’ base salaries if the Company met the Level 3 earnings target; and

•	18% of the executives’ base salaries if the Company met the Level 4 earnings target.

During 2015, the Company achieved the Level 4 adjusted earnings per share target, and the NEOs received the maximum contribution of 18% of his or her base salary. Participants in the supplemental executive retirement plan are fully vested in their contributions to the plan. The Company’s contributions to the plan vest in equal, annual installments over five years, subject to automatic vesting if the executive retires, dies or becomes disabled, if the plan terminates or if there is a change in control of the Company. Participants in the plan direct the investment of their accounts in investment alternatives that the Company selects. All contributions to the plan are subject to claims of our creditors.

The following table summarizes the activity during 2015 and the aggregate balances held by each of the NEOs at December 31, 2015 under our supplemental executive retirement plan.

	Executive Contributions in Last Fiscal Year (1) ($)	Registrant Contributions in Last Fiscal Year (2) ($)	Aggregate Earnings (Loss) in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)
Christopher A. Holden	—	180,000	(16,882)	547,424
Robert J. Coward	—	118,310	(55)	17,427
Claire M. Gulmi	15,516	90,000	(25,940)	794,876
Phillip A. Clendenin	40,599	76,500	(18,593)	357,003
Kevin D. Eastridge	19,067	66,600	(8,570)	390,397

(1)	Reported as “Salary” in the 2015 Summary Executive Compensation Table on page 29.

(2)
Reported as “All Other Compensation” in the 2015 Summary Executive Compensation Table on page 29. Registrant contributions with respect to 2015 were paid in the first quarter of 2016 and, therefore, are not reflected in the “Aggregate Balance at Last Fiscal Year End” data above.

Potential Payments Upon Termination or a Change in Control

The following table shows the estimated amount of potential payments, comprised of (i) cash and (ii) the estimated value of (A) continuing benefits under any existing employment agreements and (B) acceleration of unvested equity awards under equity grant agreements, plans or arrangements, in the event of termination for specified reasons and/or a change-in-control of the Company assuming the NEO's employment terminated effective December 31, 2015 and based on compensation and benefit levels in effect on December 31, 2015. Due to the numerous factors involved in estimating these amounts, the actual benefits and amounts payable can only be determined at the time of an executive’s termination from the Company. The closing price for our common stock on December 31, 2015 was $76.00.

Name	Voluntary Termination	Retirement	Involuntary Termination Without Cause or Termination for Good Reason	For Cause Termination	Termination upon a Change in Control	Disability	Death
Christopher A. Holden	$—	$15,051,016	$18,391,228	$—	$21,098,470	$17,082,652	$15,051,016
Robert J. Coward	$—	$3,006,840	$5,204,876	$—	$5,316,952	$3,668,936	$3,006,840
Claire M. Gulmi	$—	$5,076,896	$5,824,773	$—	$6,691,649	$5,584,272	$5,076,896
Phillip A. Clendenin	$—	$3,154,659	$4,130,289	$—	$4,548,492	$3,596,575	$3,154,659
Kevin D. Eastridge	$—	$2,701,105	$3,402,835	$—	$3,846,512	$3,088,808	$2,701,105

Compensation Committee Interlocks and Insider Participation

During 2015, the Compensation Committee was composed of James A. Deal, Joey A. Jacobs, Kevin P. Lavender, Cynthia S. Miller and John W. Popp, Jr., M.D. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among our executive officers, members of the Compensation Committee or entities whose executives serve on the Board of Directors or the Compensation Committee that require disclosure under applicable SEC regulations.

PROPOSAL 3 - APPROVAL OF THE AMENDED AND RESTATED AMSURG CORP. 2014 EQUITY AND INCENTIVE PLAN

The Board proposes that the shareholders approve the amendment and restatement of the AmSurg Corp. 2014 Equity and Incentive Plan (the “Plan”). The Board is seeking stockholder approval of the amended and restated Plan to approve an increase in the maximum number of shares of common stock with respect to which awards may be granted under the Plan, as well as the material terms of the performance goals for awards that may be granted under the Plan as required under Section 162(m) of the Code, in order to satisfy the shareholder approval requirements of Section 162(m) of the Code.

The AmSurg Corp. 2014 Equity and Incentive Plan, currently provides that the maximum number of shares of common stock with respect to which awards may be granted under the Plan is 1,200,000. The Plan, as amended and restated, would increase the number of shares that may be awarded under the Plan from 1,200,000 to 3,200,000. In the event that the shareholders do not approve the Plan, as amended and restated, the Amsurg Corp. 2014 Equity and Incentive Plan will remain in effect with its current terms and conditions and the number of shares reserved for issuance will not increase.

On April 8, 2016, the record date for the Annual Meeting, the Company had an aggregate of 54,788,834 shares of common stock outstanding at a closing price of $76.02 per share. On the same date, the Company had a total of 1,153,480 shares of common stock reserved for issuance and subject to outstanding awards under the Plan and other prior equity incentive plans (the “Prior Plans”), and 416,463 shares of common stock reserved for issuance and available for future awards granted under the Plan. The Board believes that this share reserve amount is insufficient to meet the future incentive needs of the Company.

The Board believes that increasing the number of shares issuable under the Plan is necessary in order to allow the Company to continue to promote the interests of the Company and its shareholders by (i) attracting and retaining key officers, employees, and directors of the Company and its subsidiaries and affiliates, (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals, (iii) enabling such individuals to participate in the long-term growth and financial success of the Company, (iv) encouraging ownership of stock in the Company by such individuals, and (v) linking the compensation of those individuals to the long-term interests of the Company and its shareholders. The Plan amendment would further these objectives by allowing the Company to grant awards under the Plan for another four to five years.

The following factors were taken into account by the Compensation Committee and the Board of Directors in approving the proposed increase the number of authorized shares under the Plan: (i) the increase in the number of participants in the plan as a result of the consummation of the Sheridan Healthcare transaction, (ii) the Company’s historical and anticipated future burn rate; (iii) the number of shares remaining available under the Plan for future awards; (iv) the number of outstanding stock options and unvested restricted shares; (v) dilution resulting from the proposed increase in authorized shares; and (vi) the shareholder value transfer resulting from the proposed increase.

In the event the Plan, as amended and restated, is not approved by our shareholders, the ability of our Compensation Committee to issue equity awards to employees in the future will be limited. The Board of Directors believes that it is in our best interests and the best interests of our shareholders to approve the Plan, as amended and restated.

The following table shows the manner in which the Company has used equity compensation under the Plan in fiscal year 2014 and fiscal year 2015, and under the Prior Plans from fiscal year 2011 through fiscal year 2013:

Key Equity Metrics at the end of each year	2015	2014	2013	2012	2011
Percentage of equity awards granted to NEOs (1)	32.81%	35.17%	38.39%	39.28%	45.23%
Equity burn rate (2)	0.77%	0.62%	0.91%	0.89%	0.89%
Overhang (3)	1.58%	1.71%	3.11%	7.41%	9.59%
Potential Dilution (4)	3.38%	3.97%	5.70%	10.27%	12.93%

(1)
Percentage of equity awards granted to NEOs is calculated by dividing the number of shares subject to equity awards that were granted to NEOs during the fiscal year by the total shares subject to equity awards that were granted during the fiscal year.

(2)	Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year by the weighted-average number of shares outstanding during the period.

(3)	Overhang is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.

(4)
Dilution is calculated by dividing the sum of the number of shares subject to equity awards outstanding at the end of the fiscal year and the number of shares available for future grants, by the number of shares outstanding at the end of the fiscal year.

The Board believes that the request for an additional 2,000,000 shares is reasonable and necessary to allow us to replenish our share usage from the previous fiscal year, to continue our current granting practices in the future and to be able to respond to growth (both organic and inorganic), market competition and potential price fluctuations.

A summary of the Plan is set forth below. This summary is, however, qualified by and subject to the full text of the Plan, as proposed to be amended and restated, which is attached as Appendix B. Capitalized terms used in this summary that are not otherwise defined have the respective meanings given such terms in the Plan.

Summary of the Material Provisions of the Plan, as Amended

Important Provisions

The Plan contains a number of provisions that the Company believes are consistent with the interests of the Company’s shareholders and sound corporate governance practices, including:

•
Shares Available Under the Plan. No more than 1,200,000 shares of common stock are authorized for issuance under the Plan. If the Plan, as amended and restated, is approved, the maximum number of shares that may be issued will be 3,200,000. Shareholder approval will be required before any additional shares can be authorized for issuance under the Plan.

•	No repricing of stock options or SARs. The Plan prohibits the repricing of stock options or SARs without shareholder approval.

•
No discounted stock options or SARs. All stock options and SARs must have an exercise price or base price equal to or greater than the fair market value of the underlying common stock on the date of grant.

•	Limit on awards to non-employee directors. The Plan imposes a maximum value of equity awards of $600,000 that may be granted to any one non-employee director in any calendar year.

•
Definition of change in control. The Plan defines “change in control” in a manner such that a change in control would not be deemed to occur until the actual consummation of the event that results in the change in control, and similarly provides that no award agreement shall define a change in control in such a manner.

•
Independent Committees. The Plan is administered by the Compensation Committee, except for non-employee director awards which are administered by the Board. Each of the members of the Compensation Committee qualify as “independent” under the listing standards of the NASDAQ Stock Market.

•
Recoupment Policy. The Compensation Committee has the authority to require award participants to remain liable to forfeit some or all of the performance awards or to pay back some or all of any cash or shares received in connection with a performance award, if the Company or a subsidiary subsequently corrects or restates the results that formed the basis for the performance award to have been paid out or vested or as otherwise required by Company policy and applicable law.

Shares Available for Awards under the Plan

Under the Plan, awards may be made in shares of our common stock or other property (including cash). Subject to adjustment as provided by the terms of the Plan, the maximum number of shares of common stock with respect to which awards may be currently granted under the Plan is 1,200,000, less one share for every share that was subject to an award granted after March 26, 2014 under a Prior Plan. The Plan, as amended and restated, would increase the maximum number of shares of common stock with respect to which awards may be currently granted under the Plan by 2,000,000 shares. Shares issued by the Company as substitute awards granted solely in connection with the assumption of outstanding awards previously granted by a company acquired by us, or with which we combine (“Substitute Awards”), do not reduce the number of shares available for awards under the Plan.

In addition, the Plan imposes individual limitations on the amount of certain awards in order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Under these limitations, no single participant may receive options or SARs in any calendar year that, taken together, relate to more than 500,000 shares, subject to adjustment in certain circumstances.

With certain limitations, awards made under the Plan may be adjusted by a committee of the Board composed of not less than two non-employee directors (the “Committee”) in its sole discretion. The initial Committee will be the Compensation Committee of the Board.

Eligibility and Administration

Current and prospective officers and employees, and directors of, and consultants to, us or our subsidiaries or affiliates are eligible to be granted awards under the Plan. As of April 8, 2016, approximately 170 individuals were eligible to participate in the Plan. The Committee administers the Plan, except with respect to awards to non-employee directors, for which the Plan is administered by the Board. The Committee is composed of not less than two non-employee directors, each of whom is a “Non-Employee Director” for purposes of Section 16 of the Exchange Act and Rule 16b-3 thereunder, an “outside director” within the meaning of Section 162(m) and the regulations promulgated under the Code and is an independent director as defined by the listing standards of The Nasdaq Stock Market. Subject to the terms of the Plan, the Committee is authorized to (i) select participants; (ii) determine the types of awards to be granted; (iii) determine the number of shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with awards; (iv) determine the timing, terms and conditions of any award; (v) accelerate the time at which all or any part of an award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances awards may be settled or exercised in cash, shares, other securities, other awards or other property, or canceled, forfeited or suspended and the method or methods by which awards may be settled, exercised, canceled forfeited or suspended; (vii) determine whether, to what extent, and under what circumstances cash, shares, other securities, other awards, other property, and other amounts payable with respect to an award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or award made under, the Plan; (ix) in certain circumstances, amend or modify the terms of any award at or after grant with the consent of the holder of the award; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board set forth in the Plan to amend or terminate the Plan.

Stock Options and Stock Appreciation Rights

The Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The Committee may specify the terms of such grants subject to the terms of the Plan. The Committee is also authorized to grant SARs, either with or without a related option. The exercise price per share subject to an option is determined by the Committee, but may not be less than the fair market value of a share of common stock on the date of the grant, except in the case of Substitute Awards. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Committee, except that no option or SAR relating to an option may have a term exceeding ten years. Incentive stock options that are granted to holders of more than ten percent of our voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value.

A stock option or SAR may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted thereunder for the exercise thereof. Stock options and SARs shall be exercised by written notice of intent to exercise the stock option or SAR and, with respect to options, payment in full of the amount of the option price for the number of shares with respect to which the option is then being exercised.

Unless otherwise provided in an award agreement, full payment for the option price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents, (ii) by tendering previously acquired shares (valued at their then fair market value), (iii) with the consent of the Committee and subject to compliance with applicable legal requirements, by delivery of other consideration having a fair market value on the exercise date equal to the total purchase price, (iv) subject to compliance with applicable legal requirements, through any other method specified in an award agreement at or after grant, or (v) any combination of any of the foregoing. In no event may any stock option granted be exercised for a fraction of a share.

An award agreement may provide, or be amended to provide, that if, on the last day of the term of an option the fair market value of one share exceeds the exercise price, the award participant has not exercised the option and the option has not expired, the option shall be deemed to have been exercised by the award participant on such day with payment made by withholding shares otherwise issuable in connection with the exercise of the option. In such event, the Company shall deliver to the award participant the number of shares for which the option was deemed exercised, less the number of shares required to be withheld for the payment of the total purchase price and required withholding taxes. Any fractional share shall be settled in cash.

Restricted Shares and Restricted Share Units

The Committee is authorized to grant restricted shares of common stock and restricted share units. Restricted shares are shares of common stock subject to transfer restrictions as well as forfeiture upon certain terminations of employment prior to the end of a restricted period or other conditions specified by the Committee in the award agreement. A participant granted restricted shares of common stock generally has most of the rights of a shareholder of the Company with respect to the restricted shares, including the right to receive dividends and the right to vote such shares provided that any dividends to which a participant shall become entitled will be withheld and paid only if and when the underlying restricted shares become vested. None of the restricted shares may be transferred, encumbered or disposed of during the restricted period or until after fulfillment of the restrictive conditions.

Each restricted share unit has a value equal to the fair market value of a share of common stock on the date of grant. The Committee determines, in its sole discretion, the restrictions applicable to the restricted share units. A participant will be credited with dividend equivalents on any vested restricted share units at the time of any payment of dividends to shareholders on shares of common stock. Except as determined otherwise by the Committee, restricted share units may not be transferred, encumbered or disposed of, and such units shall terminate, without further obligation on our part, unless the participant remains in our continuous employment for the restricted period and any other restrictive conditions relating to the restricted share units are met.

Performance Awards

A performance award consists of a right that is denominated in cash or shares of common stock, valued in accordance with the achievement of certain performance goals during certain performance periods as established by the Committee, and payable at such time and in such form as the Committee shall determine. Performance awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the Committee. Termination of employment prior to the end of any performance period, other than for reasons of death or total disability, will result in the forfeiture of the performance award. A participant’s rights to any performance award may not be transferred, encumbered or disposed of in any manner, except by will or the laws of descent and distribution.

The Committee has the authority to require award participants to remain liable to forfeit some or all of the performance awards or to pay back some or all of any cash or shares received in connection with a performance award, if the Company or a subsidiary subsequently corrects or restates the results that formed the basis for the performance award to have been paid out or vested, or as otherwise required by Company policy or applicable law.

Performance awards are subject to certain specific terms and conditions under the Plan. Unless otherwise expressly stated in the relevant award agreement, each award granted to a Covered Officer under the Plan is intended to be performance-based compensation within the meaning of Section 162(m). Performance goals for Covered Officers (as defined in the Plan) will be limited to one or more of the following financial performance measures relating to the Company or any of its subsidiaries, operating units, business segments or divisions: (a) earnings or earnings before interest, taxes, depreciation and/or amortization; (b) operating income or profit; (c) operating efficiencies; (d) return on equity, assets, capital, capital employed or investment; (e) after tax operating income; (f) net income; (g) earnings or book value per share; (h) cash flow(s); (i) revenues; (j) production (separate work units or SWUs); (k) stock price or total shareholder return; (l) dividends; (m) debt reduction; (n) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions, divestitures or development activities; or (o) any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company, any subsidiary, operating unit, business segment or division of the Company, or any combination of the foregoing, and/or the past or current performance of other companies, in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, or to assets or net assets, and may be determined in accordance with GAAP or a non-GAAP or adjusted GAAP basis, all as the Committee shall determine. The Committee may appropriately adjust any evaluation of performance under criteria set forth in the Plan to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) impairment charges, (v) gains or losses on deconsolidation, (vi) accruals for reorganization and restructuring programs, (vii) any extraordinary non-recurring items as described in the Financial Accounting Standards Board's Accounting Standard Codification 225 and/or in management’s discussion and analysis of financial condition and results of operations appearing in our annual report to shareholders for the applicable year and (viii) any other event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management.

To the extent necessary to comply with Section 162(m) of the Code, with respect to grants of performance awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m)), the Committee will, in writing: (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee will certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable award agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period. With respect to any Covered Officer, the maximum annual number of shares in respect of which all performance awards may be granted under the Plan is 500,000 and the maximum annual amount of all performance awards that are settled in cash is $5,000,000.

Other Stock-Based Awards

The Committee is authorized to grant any other type of awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. The Committee will determine the terms and conditions of such awards, consistent with the terms of the Plan.

Non-Employee Director Awards

The Board may provide that all or a portion of a non-employee director’s annual retainer, meeting fees and/or retainer fees or other awards or compensation as determined by the Board be payable in non-qualified stock options, restricted shares, restricted share units and/or other stock-based awards, including unrestricted shares, either automatically or at the option of the non-employee director. The Board will determine the terms and conditions of any such awards, including those that apply upon the termination of a non-employee director’s service as a member of the Board. Non-employee directors are also eligible to receive other awards pursuant to the terms of the Plan, including options and SARs, restricted shares and restricted share units, and other stock-based awards upon such terms as the Board may determine; provided, however, that with respect to awards made to members of the Committee, the Plan are administered by the Board.

The Plan imposes a maximum value of equity awards $600,000 that may be granted to any one non-employee director in any calendar year.

Termination of Employment

The Committee will determine the terms and conditions that apply to any award upon the termination of employment with the Company, its subsidiaries and affiliates, and provide such terms in the applicable award agreement or in its rules or regulations.

Change in Control

Unless otherwise provided in an agreement making an award or other contractual agreement between the Company and a participant, if, within one (1) year following a Change in Control (as defined in the Plan), a participant’s employment with the Company (or its successor) is terminated, all outstanding awards of such participant shall vest, become immediately exercisable and payable and have all restrictions lifted.

Amendment and Termination

The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion of the Plan at any time, except that shareholder approval must be obtained for any such action if (i) such approval is necessary to comply with any tax or regulatory requirement with which the Board deems it desirable or necessary to comply or (ii) such amendment would materially increase the economic benefits to the participants hereunder. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award, either prospectively or retroactively. The Committee does not have the power, however, to (i) amend the terms of previously granted options or SARs to reduce the exercise price per share subject to such option or SAR , (ii) cancel such options or SARs and grant substitute options or SARs with a lower exercise price per share than the cancelled options or SARs or (iii) cancel such options or SARs in exchange for other awards, cash or property at a time when the fair market value of a share is less than the exercise price of the option or the grant price of the SAR. The Committee also may not materially and adversely affect the rights of any award holder without the award holder’s consent.

Other Terms of Awards

The Company may take action, including the withholding of amounts from any award made under the Plan, to satisfy withholding and other tax obligations. The Committee may provide for additional cash payments to participants to defray any tax arising from the grant, vesting, exercise or payment of any award. Except as permitted by the applicable award agreement, awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or as permitted by the Committee in its discretion. Awards may not be transferred for consideration.

Awards Granted Under the Plan

Because awards under the Plan are at the discretion of the Compensation Committee, the benefits that will be awarded under the Plan are not currently determinable. The following table shows for each of the named executive officers, all executive officers as a group, all directors who are not executive officers as a group, and all other employees as a group, as of April 8, 2016, the aggregate number of shares of common stock subject to awards granted under the Plan, excluding awards that have been canceled or forfeited, and the weighted average per share exercise price of outstanding options granted under the Plan. As of April 8, 2016, the market value of a share of common stock based on the closing price for such stock on The Nasdaq Stock Market was $76.02.

Name	Shares of Restricted Stock Subject to Awards (#)	Shares of Common Stock Subject to Outstanding Options (#)	Weighted Average Option Exercise Price Per Share ($)
Christopher A. Holden	380,136	—	—
Robert J. Coward	53,704	—	—
Claire M. Gulmi	48,041	—	—
Phillip A. Clendenin	32,469	—	—
Kevin D. Eastridge	27,113	—	—
All executive officers as a group (5 persons)	541,463	—	—
All directors who are not executive officers as a group (9 persons)	17,559	—	—
All other employees as a group (172 persons)	577,574	16,884	24.36

Equity Compensation Plan Information

The following table sets forth aggregated information with respect to our equity compensation plans as of December 31, 2015:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1) (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	33,751	$22.98	900,039
Equity compensation plans not approved by security holders	—	—	—
Total	33,751	$22.98	900,039

(1)	None of the outstanding options are transferable for consideration or have dividend rights attached.

Certain Federal Income Tax Consequences

The following is a brief description of the Federal income tax consequences generally arising with respect to awards under the Plan.

Tax consequences to the Company and to participants receiving awards will vary with the type of award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive stock option, a nonqualified option, a reload option, a SAR or a restricted share award. A participant will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon exercising an option other than an incentive stock option, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares of common stock acquired on the date of exercise.

If a participant sells shares of common stock acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the shares of common stock at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of the incentive stock option shares of common stock), and (ii) the exercise price. Otherwise, a participant’s disposition of shares of common stock acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding period is met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares of common stock (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares of common stock for the incentive stock option holding periods prior to disposition of the shares.

Similarly, the exercise of a SAR will result in ordinary income on the value of the stock appreciation right to the individual at the time of exercise. The Company will be allowed a deduction for the amount of ordinary income recognized by a participant with respect to a SAR. Upon a grant of restricted shares, the participant will recognize ordinary income on the fair market value of the common stock at the time restricted shares vest unless a participant makes an election under Section 83(b) of the Code to be taxed at the time of grant. The participant also is subject to capital gains treatment on the subsequent sale of any common stock acquired through the exercise of a SAR or restricted share award. For this purpose, the participant’s basis in the common stock is its fair market value at the time the SAR is exercised or the restricted share becomes vested (or is granted, if an election under Section 83(b) is made). Payments made under performance awards are taxable as ordinary income at the time an individual attains the performance goals and the payments are made available to the participant.

Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation paid in excess of $1 million in any tax year to its five most highly compensated executives. However, compensation that qualifies as “performance-based compensation” is excluded from this $1 million deduction limit and therefore remains fully deductible by the Company that pays it. The Company intends that performance awards and options granted with an exercise price at least equal to 100% of fair market value of the underlying shares of common stock at the date of grant to employees the Committee expects to be named executive officers at the time a deduction arises in connection with such awards qualify as “performance-based compensation” so that these awards will not be subject to the Section 162(m) deduction limitations.

The foregoing discussion is general in nature and is not intended to be a complete description of the Federal income tax consequences of the Plan. This discussion does not address the effects of other Federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the Plan are urged to consult a tax advisor as to the tax consequences of participation.

The Plan is not intended to be a “qualified plan” under Section 401(a) of the Code.

Required Vote; Recommendation of the Board

Approval of this proposal requires the number of shares of common stock voted in favor of the proposal to exceed the number of shares of common stock voted against it. Abstentions and broker non-votes will be counted in determining whether there is a quorum, but will not be voted with respect to the proposal. Therefore, so long as a quorum is present, abstentions and broker non-votes will have no effect on whether this proposal is approved.

The Board of Directors Recommends That You Vote FOR the Proposal to Approve the Amended and Restated AmSurg Corp. 2014 Equity and Incentive Plan.

PROPOSAL 4 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for the current fiscal year, and the shareholders are requested to ratify this appointment. Deloitte & Touche LLP has served in this capacity for AmSurg since 1992. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions. Shareholders should recognize that the ratification of the appointment of Deloitte & Touche LLP does not preclude the Audit Committee from subsequently determining to change independent registered public accounting firms if it determines such action to be in the best interests of the Company and its shareholders.

Fees Billed to Us by Deloitte & Touche LLP For 2015 and 2014

Audit Fees

The aggregate audit fees billed by Deloitte & Touche LLP for the years ended December 31, 2015 and 2014 were approximately $2,200,000 and $2,197,000, respectively. The fees include professional services for Deloitte & Touche LLP’s annual audits and quarterly reviews of the Company’s financial statements and attestation of the effectiveness of the Company’s internal control over financial reporting required by Section 404 of the Sarbanes Oxley Act of 2002.

Audit-Related Fees

The aggregate fees billed by Deloitte & Touche LLP for audit related fees for the fiscal years ended December 31, 2015 and 2014 were $136,500 and $595,000, respectively. The 2015 audit related fees primarily include services provided in connection with the Company’s equity offering completed during 2015. The audit related fees for 2014 primarily include services provided in connection with the Company’s acquisition of Sheridan Healthcare and equity and senior notes offerings completed during 2014. The audit related fees for 2014 also include fees for accounting consultations.

Tax Fees

The aggregate fees billed for tax services for the fiscal years ended December 31, 2015 and 2014 were $821,874 and $534,000, respectively. These fees relate primarily to tax compliance reviews and related consultations.

All Other Fees

The aggregate fees billed for all other fees for each of the fiscal years ended December 31, 2015 and 2014 were $5,600 and $2,000, respectively, for Deloitte & Touche LLP’s web-based accounting research system and other advisory services.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee has adopted a policy, contained in its Restated Charter, which provides that our Audit Committee must pre-approve all audit and non-audit services provided to the Company by our independent registered public accounting firm. This policy is administered by our senior management, who report throughout the year to the Audit Committee. The Audit Committee pre-approved all audit and non-audit services provided by Deloitte & Touche LLP during fiscal 2015 and 2014.

Auditor Rotation Policies

Deloitte & Touche LLP maintains partner rotation policies in accordance with the rules promulgated by the SEC. Such rules require the rotation of the lead audit partner after five years.

Required Vote; Recommendation of the Board

Approval of this proposal requires the number of shares of common stock voted in favor of the proposal to exceed the number of shares of common stock voted against it. Abstentions and broker non-votes will be counted in determining whether there is a quorum, but will not be voted with respect to the proposal. Therefore, so long as a quorum is present, abstentions and broker non-votes will have no effect on whether this proposal is approved.

The Board of Directors Recommends That You Vote FOR the Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION

Shareholder Proposals for the 2017 Annual Meeting. Pursuant to Rule 14a-8(e) of the Securities Exchange Act of 1934, shareholder proposals submitted in accordance with applicable rules and regulations for presentation at our next annual meeting and received at our executive offices no later than December 23, 2016 will be considered for inclusion in our proxy statement and form of proxy relating to the 2017 annual meeting.

In addition, our Bylaws contain an advance notice provision that provides that for a shareholder proposal to be brought before and considered at the next annual meeting of shareholders (but not considered for inclusion in our proxy statement), a shareholder’s notice must be received at our executive offices no later than January 26, 2017, and the proposal and the shareholder must comply with the Company’s Bylaws and Rule 14a-8 of the Securities Exchange Act of 1934. For proposals that are not timely filed, we retain discretion to vote proxies we receive. For proposals that are timely filed, we retain discretion to vote proxies we receive provided (1) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (2) the proponent does not issue a proxy statement.

Proxy Solicitation Costs. The proxies being solicited hereby are being solicited by us. We will bear the cost of soliciting proxies in the enclosed form. Our officers and regular employees may, but without compensation other than their regular compensation, solicit proxies by mail, personal conversations, telephone, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our common stock.

Financial Statements Available. A copy of our 2015 Annual Report to Shareholders containing audited financial statements and other information accompanies this proxy statement. A copy of our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 25, 2016, is available without charge upon request. Requests should be addressed to Chief Financial Officer, AmSurg Corp., 1A Burton Hills Boulevard, Nashville, Tennessee 37215 or to (615) 665-1283.

Householding Information. As permitted by the SEC’s proxy statement rules, we will deliver only one copy of our 2015 Annual Report to Shareholders or this proxy statement to two or more shareholders who share an address, unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of the annual report or proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive separate copies please provide us with a written or oral request stating so. Conversely, shareholders sharing an address who are receiving multiple copies of our annual reports or proxy statements may request delivery of a single copy.

Requests in this regard should be addressed to:

Claire M. Gulmi, Secretary
AmSurg Corp.
1A Burton Hills Boulevard
Nashville, TN 37215
(615) 665-1283

APPENDIX A - RECONCILATION OF NON-GAAP FINANCIAL MEASURES

This Proxy Statement contains non-GAAP financial measures that have adjusted or excluded items from the most directly comparable financial measure calculated in accordance with U.S. generally accepted accounting principles (GAAP). The following is a discussion of the Company’s use of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measure.

Adjusted EBITDA. We define Adjusted EBITDA of AmSurg as earnings before interest expense, net, income taxes, depreciation, amortization, share-based compensation, transaction costs, changes in contingent purchase price consideration, gain or loss on deconsolidations and discontinued operations. Adjusted EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows from operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net earnings from continuing operations attributable to AmSurg Corp. common shareholders is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to Adjusted EBITDA as defined.

2015
Reconciliation of net earnings to Adjusted EBITDA:
Net earnings attributable to AmSurg Corp. shareholders	$162,947
Loss from discontinued operations	1,001
Interest expense, net	121,586
Income tax expense	113,790
Depreciation and amortization	97,493
EBITDA	496,817
Adjustments:
Share-based compensation	15,009
Transaction costs	8,324
Net gain on deconsolidations	(36,694)
Net change in fair value of contingent consideration	8,804
Debt extinguishment costs	—
Total adjustments	(4,557)
Adjusted EBITDA	$492,260

Adjusted Earnings Per Share. We believe the calculation of adjusted net earnings from continuing operations per diluted share attributable to AmSurg Corp. common shareholders provides a better measure of our ongoing performance and provides better comparability to prior periods because it excludes discontinued operations, the gains or loss from deconsolidations, which are non-cash in nature, transaction costs, including associated debt extinguishment costs and deferred financing write-off, and acquisition-related amortization expense, changes in contingent purchase price consideration and share-based compensation expense. Adjusted net earnings from continuing operations per diluted share attributable to AmSurg Corp. common shareholders should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the items excluded from it is a significant component in understanding and assessing financial performance. Because adjusted net earnings from continuing operations per diluted share attributable to AmSurg Corp. common shareholders is not a measurement determined in accordance with accounting principles generally accepted in the United States and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies. For purposes of calculating adjusted earnings per share, we utilize the if-converted method to determine the number of diluted shares outstanding. In periods where utilizing the if-converted method is anti-dilutive, the mandatory convertible preferred stock will not be included in the calculation of diluted shares outstanding.

2015
Reconciliation of net earnings to Adjusted net earnings:
Net earnings attributable to AmSurg Corp. shareholders	$162,947
Loss from discontinued operations	1,695
Amortization of purchased intangibles	52,766
Share-based compensation	15,009
Transaction costs	8,324
Net gain on deconsolidations	(36,694)
Net change in fair value of contingent consideration	8,804
Total pre-tax adjustments	49,904
Tax effect (including impact of certain discrete items)	21,521
Total adjustments, net	28,383
Adjusted net earnings	$191,330

Basic shares outstanding	48,058
Effect of dilutive securities, options and non-vested shares	3,554
Diluted shares outstanding, if converted	51,612

Diluted net earnings per share attributable to AmSurg Corp. shareholders	$3.16
Adjusted earnings per share	$3.71

APPENDIX B - AMENDED AND RESTATED AMSURG CORP. 2014 EQUITY AND INCENTIVE PLAN

AMENDED AND RESTATED AMSURG CORP.
2014 EQUITY AND INCENTIVE PLAN

Section 1. Purpose.

This plan shall be known as the “AmSurg Corp. 2014 Equity and Incentive Plan” (the “Plan”). The purpose of the Plan is to promote the interests of AmSurg Corp. (the “Company”) and its shareholders by (i) attracting and retaining key officers, employees and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its shareholders. With respect to any awards granted under the Plan that are intended to comply with the requirements of “performance-based compensation” under Section 162(m) of the Code, the Plan and any such awards shall be interpreted in a manner consistent with such requirements.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity’s outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Performance Award, Other Stock-Based Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

(c) “Award Agreement” shall mean any agreement, contract or other instrument or document evidencing or referencing any Award hereunder, which evidence may be in writing or via an electronic mail transmission as provided in Section 15.7 hereof. For avoidance of doubt, Award Agreements include any employment agreement or change of control agreement between the Company and any Participant that refers to Awards and any letter or electronic mail notifying a Participant that he or she has received an Award.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Cause” shall mean, unless otherwise defined in the applicable Award Agreement, (i) a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, (ii) the engaging by the Participant in willful misconduct that is injurious to the Company or its Subsidiaries or Affiliates, or (iii) the embezzlement or misappropriation of funds or property of the Company or its Subsidiaries or Affiliates by the Participant. For purposes of this paragraph, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company. Any determination of Cause for purposes of the Plan or any Award shall be made by the Committee in its sole discretion. Any such determination shall be final and binding on a Participant.

(f) “Change in Control” shall mean, unless otherwise provided in the applicable Award Agreement, the happening of one of the following:

(i)
any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned Subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company’s securities having 50% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or

1

(ii)
as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

(iii)
during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

Notwithstanding the foregoing, (i) unless otherwise provided in an applicable Award Agreement, with respect to Awards constituting a “deferral of compensation” subject to Section 409A of the Code, a Change in Control shall mean a “change in the ownership of the corporation,” a “change in the effective control of the corporation,” or a “change in the ownership of a substantial portion of the assets of the corporation” as such terms are defined in Section 1.409A-3(i)(5) of the U.S. Treasury Regulations, and (ii) no Award Agreement shall define a Change in Control in such a manner that a Change in Control would be deemed to occur prior to the actual consummation of the event or transaction that results in a Change in Control of the Company (e.g., upon the announcement, commencement, or stockholder approval of any event or transaction that, if completed, would result in a change in control of the Company).

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(h) “Committee” shall mean a committee of the Board composed of not less than two Non-Employee Directors, each of whom shall be (i) a “non-employee director” for purposes of Exchange Act Section 16 and Rule 16b-3 thereunder, (ii) an “outside director” for purposes of Section 162(m) and the regulations promulgated under the Code, and (iii) “independent” within the meaning of the listing standards of the Nasdaq Stock Market.

(i) “Consultant” shall mean any consultant to the Company or its Subsidiaries or Affiliates.

(j) “Covered Officer” shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m); provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the taxable year of the Company in which the relevant compensation otherwise would be deductible, and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which the relevant compensation otherwise would be deductible.

(k) “Director” shall mean a member of the Board.

(l) “Disability” shall mean, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and permanent disability under the Company’s then current long-term disability plan.

(m) “Early Retirement” shall mean the Participant’s voluntary retirement from employment with the Company prior to the Participant’s 65 th birthday, but only (i) with the consent of the Committee upon whatever terms and conditions the Committee shall establish in its sole discretion or (ii) in accordance with any applicable early retirement policy of the Company.

(n) “Effective Date” shall have the meaning provided in Section 16.1 of the Plan.

2

(o) “Employee” shall mean a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.

(p) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(q) “Exercise Price” shall mean the purchase price payable to purchase one Share upon the exercise of an Option or the reference price by which the appreciation in an SAR is measured.

(r) “Fair Market Value” with respect to the Shares, shall mean, for purposes of a grant of an Award as of any date, (i) the reported closing sales price of the Shares on the Nasdaq Stock Market, or any other such market or exchange as is the principal trading market for the Shares, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined by the Committee in good faith, and for purposes of a sale of a Share as of any date, the actual sales price on that date.

(s) “Incentive Stock Option” shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(t) “Non-Employee Director” shall mean a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate.

(u) “Non-Qualified Stock Option” shall mean an option to purchase Shares from the Company that is granted under Sections 6 or 10 of the Plan and is not intended to be an Incentive Stock Option, and shall include an option that was intended to qualify as an Incentive Stock Option but that fails to so qualify for any reason.

(v) “Normal Retirement” shall mean, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from active employment with the Company or any of its Subsidiaries or Affiliates on or after such Participant’s 65th birthday.

(w) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(x) “Other Stock-Based Award” shall mean any Award granted under Sections 9 or 10 of the Plan.

(y) “Participant” shall mean any Employee, Director, Consultant or other person who receives an Award under the Plan.

(z) “Performance Award” shall mean any Award granted under Section 8 of the Plan.

(aa) “Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

(bb) “Prior Plan” shall mean the AmSurg Corp. Amended and Restated 1997 Stock Incentive Plan and/or the AmSurg Corp. 2006 Stock Incentive Plan, as amended.

(cc) “Restricted Share” shall mean any Share granted under Sections 7 to 10 of the Plan.

(dd) “Restricted Share Unit” shall mean any unit granted under Sections 7 to 10 of the Plan.

(ee) “Retirement” shall mean Normal or Early Retirement.

(ff) “SEC” shall mean the Securities and Exchange Commission or any successor thereto.

(gg) “Section 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

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(hh) “Section 162(m)” shall mean Section 162(m) of the Code and the regulations promulgated thereunder and any successor provision thereto as in effect from time to time.

(ii) “Shares” shall mean shares of the common stock, no par value, of the Company.

(jj) “Stock Appreciation Right” or “SAR” shall mean a stock appreciation right granted under Sections 6, 8 or 10 of the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Award Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Fair Market Value on the date of grant.

(kk) “Subsidiary” shall mean any Person (other than the Company) of which 50% or more of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

(ll) “Substitute Awards” shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

Section 3. Administration.

3.1 Authority of Committee. The Plan shall be administered by a Committee of not less than two Non-Employee Directors, who shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Non-Employee Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. The initial Committee shall be the Compensation Committee of the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (iv) determine the timing, terms, and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) except to the extent prohibited by Section 6.2 , amend or modify the terms of any Award at or after grant with the consent of the holder of the Award; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 14 hereunder to amend or terminate the Plan.

3.2 Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award.

3.3 Action by the Committee. The Committee shall hold its meetings at such times and places and in such manner as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The exercise of an Option or receipt of an Award shall be effective only if an Award Agreement shall have been duly executed and delivered on behalf of the Company following the grant of the Option or other Award. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business, as it shall deem advisable.

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3.4 Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such Section.

3.5 No Liability. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

Section 4. Shares Available For Awards.

4.1 Shares Available.

(a)
Subject to the provisions of Section 4.2 hereof, a total of 3,200,000 Shares shall be authorized for grant under the Plan, less one (1) Share for every one (1) Share that was subject to an Award granted after March 26, 2014 under a Prior Plan. After the effective date of the Plan (as provided in Section 16.1 ), no awards may be granted under any Prior Plan. Of such Shares authorized, Shares with respect to which Incentive Stock Options may be granted shall be no more than 700,000.

(b)
If (i) any Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after March 26, 2014 any Shares subject to an award under a Prior Plan are forfeited, an Award expires or an award under the Prior Plan is settled for cash (in whole or in part), the Shares subject to such Award or award under a Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan. In the event that withholding tax liabilities arising from an Award other than an Option or Stock Appreciation Right or, after March 26, 2014, an award other than an option or stock appreciation right under a Prior Plan, are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld shall be added to the Shares available for Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (1) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, or after March 26, 2014 an option under a Prior Plan, or to satisfy any tax withholding obligation with respect to an Option or Stock Appreciation Right, or after March 26, 2014, an option or stock appreciation right under a Prior Plan, and (2) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof, or after March 26, 2014, a stock appreciation right under a Prior Plan, and (3) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, after March 26, 2014, options granted under a Prior Plan.

(c)
Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2 hereof, no Participant may receive Options or SARs under the Plan in any calendar year that, taken together, relate to more than 500,000 Shares.

4.2 Adjustments. In the event that any dividend (other than a normal, recurring dividend) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares, then the Committee shall in an equitable and proportionate manner (and, with respect to Incentive Stock Options, in such equitable and proportionate manner as is consistent with Section 422 of the Code and the regulations promulgated thereunder and with respect to Awards to Covered Officers, in such equitable and proportionate manner as is consistent with Section 162(m) of the Code): (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company or its successor (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company or its successor (or number and kind of other securities or property) subject to outstanding Awards under the Plan, provided that the number of Shares subject to any Award shall always be a whole number; (3) the grant or Exercise Price with respect to any

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Award under the Plan; and (4) the limits on the number of Shares that may be subject to Awards granted to Participants under the Plan in any calendar year; (ii) subject to Section 13, provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the holder of an outstanding Award.

4.3 Substitute Awards. Any Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Awards under the Plan.

4.4 Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award shall consist of authorized and unissued Shares.

Section 5. Eligibility.

Any Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Non-Employee Directors shall only be eligible to receive Awards granted consistent with Section 10.

Section 6. Stock Options And Stock Appreciation Rights.

6.1 Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares subject to each Award, the Exercise Price and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a related SAR. An SAR may be granted with or without a related Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute.

6.2 Price. The Committee in its sole discretion shall establish the Exercise Price at the time each Option is granted. Except in the case of Substitute Awards, the Exercise Price of an Option may not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option. Except with respect to Substitute Awards, SARs may not be granted at a price less than the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing and except as permitted by the provisions of Section 4.2 hereof, the Committee shall not, without the prior approval of the Company’s shareholders, (i) amend the terms of previously granted Options or SARs to reduce the Exercise Price of such Options or SARs, (ii) cancel such Options or SARs and grant substitute Options or SARs with a lower Exercise Price than the cancelled Options or SARs, or (iii) cancel such Options or SARs in exchange for other Awards, cash or property at a time when the Fair Market Value of a Share is less than the Exercise Price of the Option or the grant price of the SAR.

6.3 Term. Subject to the Committee’s authority under Section 3.1 and the provisions of Section 6.6, each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Notwithstanding the foregoing, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted. Notwithstanding the foregoing, an Award Agreement may provide, or be amended to provide, that the period of time over which an Option, other than an Incentive Stock Option, may be exercised shall be automatically extended if on the scheduled expiration of such Award, the Participant’s exercise of such Award would violate applicable securities law or Company policy; provided, that during the extended exercise period, the Option may be exercised only to the extent such Award was exercisable in accordance with its terms immediately prior to such scheduled expiration date, and such extended exercise period shall end not later than thirty (30) days after the exercise of such Option first would no longer violate such laws or policies.

6.4 Exercise.

(a)
Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine whether an Option or SAR will be exercisable in full at

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any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine.

(b)
The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable.

(c)
An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised.

(d)
Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (iii) with the consent of the Committee and subject to compliance with applicable legal requirements, by delivery of other consideration (excluding, however, delivery of a promissory note of the Participant) having a Fair Market Value on the exercise date equal to the total purchase price, (iv) subject to compliance with applicable legal requirements, through any other method specified in an Award Agreement (including same-day sales through a broker or by withholding from the Participant sufficient Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price of such underlying Award) at or after grant, or (v) any combination of any of the foregoing. In no event may any Option granted hereunder be exercised for a fraction of a Share.

(e)
Notwithstanding the foregoing, an Award Agreement may provide, or be amended to provide, that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the Exercise Price, the Participant has not exercised the Option and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; any fractional Share shall be settled in cash.

6.5 Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan, the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Exercise Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

Section 7. Restricted Shares And Restricted Share Units.

7.1 Grant.

(a)
Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Share and Restricted Share Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

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(b)
Each Restricted Share and Restricted Share Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Share or Restricted Share Unit Award. Such agreement shall set forth a period of time during which the Participant must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share or Restricted Share Unit Award. The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Shares to forfeiture and transfer restrictions.

7.2 Delivery of Shares and Transfer Restrictions. Any Restricted Shares granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Any such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Shares. Unless otherwise provided in the applicable Award Agreement, the grantee shall have all rights of a shareholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; (iii) any dividends to which a Participant may become entitled shall be withheld and paid only if and when the underlying Restricted Shares become vested, and (iv) except as otherwise determined by the Committee at or after grant, all of the Shares (and any dividends accrued thereon) shall be forfeited and all rights of the grantee to such Shares and accrued dividends shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Share Award are met. Unless otherwise provided in the applicable Award Agreement, any Shares, any other securities of the Company and any other property distributed with respect to the Shares subject to Restricted Share Awards shall be subject to the same restrictions, terms and conditions as such Restricted Shares.

7.3 Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, or proper book entry registration shall be made, as the case may be.

7.4 Payment of Restricted Share Units. Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Unless otherwise provided in the applicable Award Agreement, a Participant shall receive dividend rights in respect of any vested Restricted Stock Units at the time of any payment of dividends to shareholders on Shares. The amount of any such dividend right shall equal the amount that would be payable to the Participant as a shareholder in respect of a number of Shares equal to the number of vested Restricted Stock Units then credited to the Participant. Any such dividend right shall be paid in accordance with the Company’s payment practices as may be established from time to time and as of the date on which such dividend would have been payable in respect of outstanding Shares. No dividend equivalents shall be paid currently in respect of Restricted Share Units that are not yet vested; such dividend equivalents shall be paid only if the underlying Restricted Share Units vest. Except as otherwise determined by the Committee at or after grant, Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Share Units and all rights of the grantee to such Restricted Share Units shall terminate, without further obligation on the part of the Company, unless the grantee remains in continuous employment of the Company for the entire restricted period in relation to which such Restricted Share Units were granted and unless any other restrictive conditions relating to the Restricted Share Unit Award are met.

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Section 8. Performance Awards.

8.1 Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares (including, but not limited to, Restricted Shares or Restricted Share Units), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

8.2 Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment.

8.3 Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. Termination of employment prior to the end of any performance period, other than for reasons of death or Disability, will result in the forfeiture of the Performance Award, and no payments will be made. A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.

8.4 Forfeiture/Recapture. The Committee may require, in an Award Agreement issued in respect of a Performance Award or as a condition to the payout of a Performance Award, that the Participant remain liable to forfeit some or all of the Performance Award or to pay back some or all of any cash or Shares received in connection with a Performance Award, if the Company or a Subsidiary subsequently corrects or restates the results that formed the basis for the Performance Award to have been paid out or vested or as otherwise required by Company policy or applicable law. The Committee shall have the authority in each instance to determine whether to impose such requirements, the parameters of any such requirements and whether or not to require forfeiture or repayment by any particular Participant.

Section 9. Other Stock-Based Awards.

The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 and 7 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

Section 10. Non-Employee Director Awards.

10.1 Non-Employee Director Awards. The Board may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or Other Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law. The Board may also grant Awards to Non-Employee Directors pursuant to the terms of the Plan, including any Award described in Sections 6, 7 and 9 above. With respect to such Awards, all references in the Plan to the Committee shall be deemed references to the Board.

10.2 Equity Limits to Directors. Notwithstanding anything in this Plan to the contrary, the maximum number of Shares subject to Awards granted during any twelve month period to any Non-Employee Director shall not

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exceed $600,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividends or dividend equivalents paid in accordance with the Plan on certain Awards) (the “ Director Limit ”). The Board may not, without the approval of the stockholders, increase the Director Limit.

Section 11. Provisions Applicable To Covered Officers And Performance Awards.

11.1 Notwithstanding anything in the Plan to the contrary, unless the Committee determines that a Performance Award to be granted to a Covered Officer should not qualify as “performance-based compensation” for purposes of Section 162(m), Performance Awards granted to Covered Officers shall be subject to the terms and provisions of this Section 11.

11.2 The Committee may grant Performance Awards to Covered Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 11, performance goals shall be limited to one or more of the following Company, Subsidiary, operating unit, business segment or division financial performance measures:

(a)	earnings or earnings before interest, taxes, depreciation and/or amortization;

(b)	operating income or profit;

(c)	operating efficiencies;

(d)	return on equity, assets, capital, capital employed or investment;

(e)	after tax operating income;

(f)	net income;

(g)	earnings or book value per Share;

(h)	cash flow(s);

(i)	revenues;

(j)	production (separate work units or SWUs);

(k)	stock price or total shareholder return;

(l)	dividends;

(m)	debt reduction;

(n)
strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions, divestitures or development activities; or

(o)	any combination thereof.

Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company, any Subsidiary, operating unit, business segment or division of the Company, or any combination of the foregoing, and/or the past or current performance of other companies, in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or Shares outstanding, or to assets or net assets, and may be determined in accordance with GAAP or a non-GAAP or adjusted GAAP basis, all as the Committee shall determine. The Committee may appropriately adjust any evaluation of performance under criteria set forth in this Section 11.2 to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) impairment charges, (v) gains or losses on deconsolidation, (vi) accruals for reorganization and restructuring programs or discontinued operations, (vii) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, and (viii) any other event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; provided, that the Committee must commit to make any such adjustments, and shall specify such adjustments, within the time for prescribing performance targets generally as described in Section 11.4.

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11.3 With respect to any Covered Officer, the maximum annual number of Shares in respect of which all Performance Awards may be granted under Section 8 of the Plan is 500,000 and the maximum amount of all Performance Awards that are settled in cash and that may be granted under Section 8 of the Plan in any year is $5,000,000.

11.4 To the extent necessary to comply with Section 162(m), with respect to grants of Performance Awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts that may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant in its sole discretion to the assessment of individual or corporate performance for the performance period.

11.5 Unless otherwise expressly stated in the relevant Award Agreement, each Award granted to a Covered Officer under the Plan is intended to be performance-based compensation within the meaning of Section 162(m). Accordingly, unless otherwise determined by the Committee, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee discretion to increase the amount of compensation otherwise payable to a Covered Officer in connection with any such Award upon the attainment of the performance criteria established by the Committee.

Section 12. Termination Of Employment.

Except as otherwise specifically set forth in the Plan, the Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment with the Company, its Subsidiaries and Affiliates, including a termination by the Company with or without Cause, by a Participant voluntarily, or by reason of death, Disability, Early Retirement or Retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.

Section 13. Change In Control.

13.1 Impact on Certain Awards. Unless otherwise provided in an applicable Award Agreement at or after grant, in the event of a Change in Control of the Company, Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment if the Fair Market Value of one Share as of the date of the Change in Control is less than the Exercise Price of such Award. Award Agreements may provide (at or after grant) that, in the event of a Change in Control, all Performance Awards shall be considered to be earned and payable (pro rata, but not in full, based on the target value of the Award and the portion of Performance Period completed as of the date of the Change in Control), and any limitations or other restrictions shall lapse and such Performance Awards shall be immediately settled or distributed.

13.2 Assumption or Substitution of Certain Awards.

(a)
In the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with such successor company (or the Company) or a subsidiary thereof terminates within 12 months following such Change in Control and under any other circumstances specified in the Award Agreement or otherwise by the Committee: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 12 months, (ii) restrictions, limitations and other conditions applicable to Restricted Shares and Restricted Share Units outstanding as of the date of such termination of employment shall lapse and the Restricted Share and Restricted Share Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Other Stock-Based Awards or any other Awards (including Performance Awards) shall lapse, and such Other Stock-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to

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the full extent of the original grant. For the purposes of this Section 13.2, an Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(b)
Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and does not continue the Award): (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to Restricted Shares and Restricted Share Units that are not assumed or substituted for (or continued) shall lapse and the Restricted Shares and Restricted Share Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, other limitations and other conditions applicable to any Other Stock-Based Awards or any other Awards (including Performance Awards) that are not assumed or substituted for (or continued) shall lapse, and such Other Stock-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.

(c)
The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right that is vested and outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the Exercise Price of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

Section 14. Amendment and Termination.

14.1 Amendments to the Plan. Except as otherwise provided in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if (i) such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply or (ii) such amendment would materially increase the economic benefits to the participants hereunder.

14.2 Amendments to Awards. Subject to the restrictions of Section 6.2 and except as otherwise specifically set forth in the Plan, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

14.3 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Section 11.5, the Committee is hereby authorized to make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including,

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without limitation, the events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principals in accordance with the Plan.

Section 15. General Provisions.

15.1 Limited Transferability of Awards. Except as otherwise provided in the Plan, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution and/or as may be provided by the Committee in its discretion, at or after grant, in the Award Agreement or otherwise. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer. None of the Awards shall be transferable for consideration.

15.2 Dividend Equivalents. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis; provided, that dividends and dividend equivalents may only be provided with respect to Restricted Shares and Restricted Share Units. All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional Shares, or, in the case of dividends or dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. The total number of Shares available for grant under Section 4 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as Performance Awards.

15.3. Compliance with Section 409A of the Code. Notwithstanding any other provisions of the Plan or any Award Agreements thereunder, it is intended that the provisions of the Plan and such Award Agreements comply with Section 409A of the Code, and that no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan, or any Award Agreement interpreted, in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code. In the event that it is reasonably determined by the Board or Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Corporation will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code; which, if the Participant is a “specified employee” within the meaning of the Section 409A, shall be the first day following the six-month period beginning on the date of Participant’s termination of employment. Unless otherwise provided in an Award Agreement or other document governing the issuance of such Award, payment of any Performance Award intended to qualify as a “short term deferral” within the meaning of Section 1.409A-1(b)(4)(i) of the U.S. Treasury Regulations shall be made between the first day following the close of the applicable Performance Period and the last day of the “applicable 2 1/2 month period” as defined therein. Notwithstanding the foregoing, each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on him or her, or in respect of any payment or benefit delivered in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and the Corporation shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all such taxes or penalties.

15.4 Cancellation of Award; Forfeiture of Gain. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation, non-disclosure or similar covenant or agreement (including any such covenant in an Award Agreement) or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary (including conduct contributing to any financial restatements or financial irregularities), as determined by the Committee in its discretion. The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant engages in an activity referred to or prohibited in the preceding sentence, the Participant will forfeit all or any portion of any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

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15.5 Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15.6 Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a permitted assignee thereof) (any such person, a “ Payee ”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s minimum required tax withholding rate or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award.

15.7 Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee); in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

15.8 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares, Restricted Share Units, Other Stock-Based Awards or other types of Awards provided for hereunder.

15.9 No Right to Employment or Other Awards. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.

15.10 No Rights as Shareholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a shareholder in respect of such Restricted Shares.

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15.11 Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Tennessee without giving effect to conflicts of laws principles.

15.12 Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

15.13 Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

15.14 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

15.15 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

15.16 Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 16. Term of the Plan.

16.1 Effective Date. The Plan was effective as of May 20, 2014.

16.2 Expiration Date. No new Awards shall be granted under the Plan after May 20, 2024. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after May 20, 2024.

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AMSURG

C123456789

IMPORTANT ANNUAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

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MR A SAMPLE
DESIGNATION (IF ANY)
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, and 4.

1. Election of Directors:

	For	Against	Abstain
01 - James A. Deal Class I	☐	☐	☐
02 - Steven I. Geringer Class I	☐	☐	☐
03 - Claire M. Gulmi Class I	☐	☐	☐

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5. In their discretion on any other matter which may properly come before the meeting.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

PLEASE SIGN HERE AND RETURN PROMPTLY. Please sign exactly as your name appears above. If registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their full titles.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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1 U P X 2 7 5 3 7 0 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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02C3PB

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

AMSURG

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Proxy — AMSURG CORP.

Proxy Solicited by the Board of Directors for the Annual Meeting of Shareholders to be Held on May 26, 2016

The undersigned hereby appoints Christopher A. Holden and Claire M. Gulmi, and each of them, as proxies, with full power of substitution, to vote all shares of common stock of the undersigned as shown on the reverse side of this proxy at the Annual Meeting of Shareholders of AmSurg Corp. (the "Company"), to be held on Thursday, May 26, 2016, at our corporate headquarters at 1A Burton Hills Boulevard, Nashville, Tennessee at 8:00 a.m., central daylight savings time (CDT).

Your shares will be voted in accordance with your instructions. **If no choice is specified, your shares will be voted in accordance with the recommendations of the Board of Directors for each of the proposals set forth on the reverse side of this proxy.**

(PLEASE DATE AND SIGN THIS PROXY ON THE REVERSE SIDE.)

C Non-Voting Items

Change of Address — Please print new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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